                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                      and
         All Outstanding Shares of Series A Convertible Preferred Stock
                                       of

                                  TEXOIL, INC.
                                       at
                      $8.25 NET PER SHARE OF COMMON STOCK
                                      and
          $18.04 NET PER SHARE OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       by

                             OEI ACQUISITION CORP.,
                          a wholly-owned subsidiary of
                               OCEAN ENERGY, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
           TIME, ON FEBRUARY 22, 2001, UNLESS THE OFFER IS EXTENDED.

    THE OFFER IS BEING MADE IN CONNECTION WITH THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 18, 2001, BY AND AMONG OCEAN ENERGY, INC. ("PARENT"), OEI ACQUISITION CORP. (THE "OFFEROR") AND TEXOIL, INC. (THE "COMPANY"). THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER, THE MERGER AND THE MERGER AGREEMENT (AS EACH SUCH TERM IS DEFINED HEREIN), HAS DETERMINED THAT THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, EACH CLASS OF THE COMPANY'S STOCKHOLDERS, AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED BY THE EXPIRATION DATE (AS DEFINED HEREIN) AND NOT WITHDRAWN (A) AT LEAST THAT NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "COMMON SHARES"), OF THE COMPANY WHICH WOULD CONSTITUTE A MAJORITY OF THE OUTSTANDING COMMON SHARES ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE (EXCLUDING FOR THIS PURPOSE COMMON SHARES ISSUABLE BUT NOT YET ISSUED AS OF SUCH DATE UPON CONVERSION OF OUTSTANDING PREFERRED SHARES) AND (B) AT LEAST THAT NUMBER OF SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE (THE "PREFERRED SHARES," AND, TOGETHER WITH THE COMMON SHARES, THE "SHARES"), OF THE COMPANY WHICH WOULD CONSTITUTE A MAJORITY OF THE OUTSTANDING PREFERRED SHARES ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE (THE "MINIMUM CONDITION"), AND (II) THE SATISFACTION OF CERTAIN OTHER TERMS AND CONDITIONS. SEE SECTION 14 -- "CERTAIN CONDITIONS TO OUR OBLIGATIONS," WHICH SETS FORTH IN FULL THE CONDITIONS OF THE OFFER. THE OFFER IS NOT CONDITIONED UPON THE OFFEROR OR PARENT OBTAINING FINANCING.

                             ---------------------

    If you wish to tender all or any part of your Shares you should either (i) complete and sign the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions in the Letter of Transmittal, have your signature thereon guaranteed, if required by Instruction 1 to the Letter of Transmittal, and mail or deliver it, together with the certificates evidencing tendered shares and any other required documents, to the Depositary (as defined herein) or tender such Shares pursuant to the procedures for book-entry transfer set forth in Section 3 -- "Procedure for Tendering Shares" prior to the expiration date of the Offer or (ii) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If you have Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such broker, dealer, commercial bank, trust company or other nominee if you desire to tender such Shares.

    If you desire to tender your Shares and your certificates for such Shares are not immediately available, or if you cannot comply with the procedures for book-entry transfer described in this Offer to Purchase on a timely basis, you may tender such Shares by following the guaranteed delivery procedures set forth in Section 3 -- "Procedure for Tendering Shares".

    A summary of the principal terms of the Offer appears on pages 1-3 hereof.

    If you have questions about the Offer, you can call Georgeson Shareholder Communications Inc., the information agent for the Offer, at the address and telephone number set forth on the back cover of this Offer to Purchase. You can also obtain additional copies of this Offer to Purchase, the related Letter of Transmittal and the Notice of Guaranteed Delivery from Georgeson Shareholder Communications Inc., or your broker, dealer, commercial bank, trust company or other nominee.

    THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE YOU MAKE A DECISION WITH RESPECT TO THE OFFER.

January 24, 2001

                             ---------------------

                               TABLE OF CONTENTS

                             ---------------------

                                                              PAGE
                                                              ----
SUMMARY TERM SHEET..........................................    1
INTRODUCTION................................................    5
THE OFFER...................................................    8
1.  Terms of the Offer; Expiration Date; Extension of Tender
  Period; Termination; Amendment............................    8
2.  Acceptance for Payment and Payment for Shares...........   10
3.  Procedure for Tendering Shares..........................   11
4.  Withdrawal Rights.......................................   13
5.  Certain United States Federal Income Tax
  Considerations............................................   14
6.  Price Range of Common Shares; Dividends on Common
  Shares....................................................   15
7.  Certain Effects of the Transaction......................   15
8.  Certain Information Concerning the Company..............   16
9.  Certain Information Concerning Parent and the Offeror...   17
10. Source and Amount of Funds..............................   18
11. Background of the Offer; Past Contacts, Transactions or
    Negotiations with the Company...........................   18
12. Purpose of the Offer and the Merger; Plans for the
    Company.................................................   20
13. The Merger Agreement, the Tender and Voting Agreement,
    the Tender Agreement and the Confidentiality
    Agreements..............................................   22
14. Certain Conditions to Our Obligations...................   36
15. Certain Legal Matters...................................   38
16. Fees and Expenses.......................................   40
17. Miscellaneous...........................................   41
Schedule I -- Directors and Executive Officers of Parent and
  the Offeror...............................................  I-1

                               SUMMARY TERM SHEET

     We, OEI Acquisition Corp., are a wholly-owned subsidiary of Ocean Energy, Inc., and we are offering to acquire all the outstanding shares of common and preferred stock of Texoil, Inc. The following are some questions you, as a stockholder of Texoil, may have and answers to those questions. This summary sheet is not meant as a substitute for the information contained in the remainder of this offer to purchase and the related letters of transmittal, and the information contained in the summary sheet is qualified in its entirety by the more detailed descriptions and explanations contained in this offer to purchase and the related letters of transmittal. We urge you to carefully read the entire offer to purchase and the related letters of transmittal prior to making any decision regarding whether to tender your shares.

WHO IS OFFERING TO BUY MY SHARES OF TEXOIL?

     We are OEI Acquisition Corp., a Nevada corporation. We are a wholly-owned subsidiary of Ocean Energy, Inc. and we were formed for the purpose of making this Offer. See Section 9 -- "Certain Information Concerning Parent and the Offeror" and Schedule I.

HOW MANY SHARES ARE YOU SEEKING TO PURCHASE, AT WHAT PRICE, AND DO I HAVE TO PAY ANY BROKERAGE OR SIMILAR FEES TO TENDER?

     We are offering to purchase (1) all the outstanding shares of common stock of Texoil at a purchase price of $8.25 per share, net to you, in cash, without interest, and (2) all the outstanding shares of Series A Convertible Preferred Stock of Texoil at a purchase price of $18.04 per share, net to you, in cash, without interest, upon the terms and subject to the conditions contained in this offer to purchase and in the related letters of transmittal. Any shares acquired in the offer will include all rights associated with such shares, including but not limited to all cash and non-cash dividends, distributions, rights, other shares or other securities issued, paid or distributed or issuable, payable or distributable in respect thereof on or after the date of the merger agreement among us, our parent and Texoil (including, without limitation, with respect to the preferred shares, rights to certain dividends). If you tender your shares directly to the depositary that we have hired to complete this transaction, you will not have to pay any brokerage fees or any similar expenses. If you own your shares through a broker or other nominee, and your broker or other nominee tenders your shares for you, your broker or other nominee may charge you a fee. You should check whether your broker or other nominee will charge you any fee to tender your shares for you. See "Introduction" and Section 1 -- "Terms of the Offer; Expiration Date; Extension of Tender Period; Termination; Amendment".

WHY ARE YOU MAKING THIS OFFER?

     We are making this offer because our parent Ocean Energy, Inc., a Texas corporation, wants to acquire Texoil. If the offer is completed, we intend to merge with and into Texoil, and Texoil will become a direct wholly-owned subsidiary of Ocean Energy, Inc.

DO YOU HAVE THE FINANCIAL RESOURCES TO MAKE PAYMENT?

     Yes. We have the funds available to acquire the shares in the offer. See
Section 10 -- "Source and Amount of Funds".

IS YOUR FINANCIAL CONDITION RELEVANT TO MY DECISION ON WHETHER TO TENDER MY SHARES IN THE OFFER?

     No. Since we are paying cash for your shares and the offer is not subject to a financing condition, we do not think our financial condition is important to your decision to tender your shares. See Section 10 -- "Source and Amount of Funds".

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER MY SHARES?

     You will have until at least 12:00 midnight, New York City time, on Thursday, February 22, 2001, to tender your shares. Such date is the "Expiration Date" for the offer. We have the right to extend the offer, without the consent of Texoil if at the Expiration Date (or any extension of the Expiration Date) any condition to the offer is not satisfied or waived. We also have agreed to extend the offer from time to time until May 31, 2001 if at the then scheduled Expiration Date all of the tender offer conditions have not been satisfied or waived as permitted by the merger agreement. We will not be required to extend the offer under this provision unless, in the reasonable judgment of Ocean Energy, Inc., (i) each such condition is reasonably capable of being satisfied;
(ii) Texoil is in material compliance with all of its covenants in the merger agreement; and (iii) the failure of such condition to be satisfied shall not result from a breach by Texoil of any of its covenants and agreements contained in the merger agreement. If we extend the time period of the offer, this will extend the time that you will have to tender your shares.

     We may elect to provide a "subsequent offering period" for the offer. A subsequent offering period, if one is included, will be an additional period of time beginning after we have purchased shares tendered during the offer, during which time stockholders may tender, but not withdraw, their shares and receive the offer consideration. We do not currently intend to include a subsequent offering period, although we reserve the right to do so. See Section 1 -- "Terms of the Offer; Expiration Date; Extension of Tender Period; Termination; Amendment".

HOW WILL I BE NOTIFIED IF THE OFFER IS EXTENDED?

     If the offer is extended, we will issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the offer was scheduled to expire. See Section 1 -- "Terms of the Offer; Expiration Date; Extension of Tender Period; Termination; Amendment" and Section 3 -- "Procedure for Tendering Shares".

HOW DO I TENDER MY SHARES?

     To tender your shares, you must complete and sign the related letter of transmittal, which we have enclosed with this offer to purchase, indicating that you want to sell your shares to us. Then send the letter of transmittal along with the certificates representing your shares to the depositary prior to the expiration of the offer. If your common shares are held in street name by your broker, dealer, bank, trust company or other nominee, such nominee can tender your common shares through The Depository Trust Company. If you cannot deliver all necessary documents to the depositary in time, you may be able to complete and deliver to the depositary the enclosed notice of guaranteed delivery in lieu of the missing documents, provided you are able to comply fully with its terms. See Section 3 -- "Procedure for Tendering Shares".

IF I TENDER MY SHARES, WHEN WILL I GET PAID?

     If the conditions to the offer are satisfied and we complete the offer and accept your shares for payment, you will receive payment for the shares you tendered as promptly as practicable following the expiration of the offer.

IF I TENDER MY SHARES, CAN I CHANGE MY MIND?

     Yes. You can withdraw your shares at any time prior to the expiration of the offer and, if we have not agreed to accept your shares for payment by March 24, 2001, you can withdraw your shares at any time thereafter until we accept your shares for payment. The right to withdraw tendered shares will not apply to any subsequent offering period, if one is included. In order to withdraw your shares, you must send written notice of the withdrawal to the depositary before the expiration of the offer. Be sure to specify the name of the registered holder(s) of the shares, the name of the person who tendered the shares and the number of shares that are being withdrawn. If you tendered your shares by giving instructions to a broker or nominee, you must instruct your broker or nominee to arrange for the withdrawal of your shares. See Section 4 -- "Withdrawal Rights".

WHAT DOES TEXOIL'S BOARD OF DIRECTORS THINK OF THE OFFER?

     Texoil's board of directors has approved the offer and has determined that the offer is fair to you and in your best interests. Texoil's board of directors recommends that stockholders accept the offer and tender their shares. See
Section 11 -- "Background of Offer; Past Contacts; Transactions or Negotiations with the Company".

WILL THE OFFER BE FOLLOWED BY A MERGER?

     We and our parent have entered into a merger agreement with Texoil that provides that if we acquire at least a majority of the common shares and a majority of the preferred shares in the offer, we will be merged into Texoil as soon as practicable after the acquisition and the satisfaction of certain other conditions contained in the merger agreement. If we acquire at least a majority of the common shares and a majority of the preferred shares, we will have sufficient voting power to approve the merger without the approval of any other Texoil stockholders.

IF I OBJECT TO THE PRICE BEING OFFERED, WILL I HAVE APPRAISAL RIGHTS?

     No. Appraisal rights are not available in the offer. However, if the proposed merger between us and Texoil is completed, then you would have certain rights under Nevada law to dissent and demand appraisal of, and payment in cash of the fair value of, your shares. See Section 12 -- "Purpose of the Offer and the Merger; Plans for the Company" and Section 15 -- "Certain Legal Matters".

WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF TENDERING MY
SHARES?

     Your sale of shares pursuant to this offer is a taxable event for United States federal income tax purposes and in all likelihood for state and local income tax purposes. To the extent that the proceeds that you receive from the sale of your shares pursuant to this offer exceed your basis in the shares sold, you may realize a capital gain. If your basis in the shares sold exceeds the proceeds you received pursuant to the sale, you may realize a capital loss. Because tax matters are complicated, we encourage you to contact your own tax advisor to determine the particular tax consequences of our offer to you. See
Section 5 -- "Certain United States Federal Income Tax Considerations".

WHAT IS THE MARKET VALUE OF MY SHARES AS OF A RECENT DATE?

     On January 23, 2001, the last trading day before the commencement of this offer, the common shares closed on the Nasdaq Small Cap Market at 8.16 per share. On January 17, 2001, the last trading day before the public announcement of our intention to purchase the shares, the common shares closed on the Nasdaq Small Cap Market at $7.56 per share. The average closing price of the common shares over the thirty trading days prior to January 17, 2001 was $7.15 per share. Please obtain a recent quotation for your common shares prior to deciding whether or not to tender. The preferred shares are not quoted on any exchange and there is no established market for the preferred shares.

WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER?

     The completion of this offer is most significantly conditioned upon us purchasing at least a majority of the outstanding common shares determined on a fully diluted basis (excluding for this purpose common shares issuable upon conversion of the preferred shares) and at least a majority of the outstanding preferred shares determined on a fully diluted basis. We call this condition the "Minimum Condition." In addition, we are not obligated to purchase shares that are validly tendered if, among other things, there is a material adverse change affecting the business of Texoil. The offer is also subject to certain other conditions. See Section 14 -- "Certain Conditions to Our Obligations".

HAVE ANY STOCKHOLDERS AGREED TO TENDER THEIR SHARES?

     Yes. We have entered into agreements with certain stockholders who own in the aggregate 54.8% of the common shares and 100% of the preferred shares outstanding as of January 18, 2001. These shares represent as of such date 45.9% of the common shares on a fully diluted basis (excluding for this purpose common shares issuable upon conversion of preferred shares) and 100% of the preferred shares on a fully diluted basis. These stockholders also own, as of such date, options and warrants exercisable for common shares representing approximately 12.5% of the common shares on a fully diluted basis (excluding for this purpose common shares issuable upon conversion of preferred shares). These stockholders have agreed, subject to the terms of those agreements, to tender in the offer all shares that they currently own as well as any shares they may subsequently acquire, including upon any exercise of options or warrants. See the "Introduction" to this offer to purchase and Section 13 -- "The Merger Agreement, the Tender and Voting Agreement, the Tender Agreement and the Confidentiality Agreements."

IF SUFFICIENT SHARES TO SATISFY THE MINIMUM CONDITION ARE TENDERED AND ACCEPTED FOR PAYMENT, WILL TEXOIL CONTINUE AS A PUBLIC COMPANY?

     Yes. However, if and when the merger takes place, Texoil will no longer be publicly owned. It is possible that, following the purchase of shares pursuant to the offer and prior to the merger, there may be so few remaining stockholders and publicly held common shares that the common shares will no longer be eligible to be traded on the Nasdaq Small Cap Market or any other securities exchange, there may not be an active public trading market (or, possibly, any public trading market) for the common shares and Texoil may cease making filings with the United States Securities and Exchange Commission or otherwise cease being required to comply with its rules relating to publicly held companies.

IF I DECIDE NOT TO TENDER MY SHARES, HOW WILL THE OFFER AFFECT MY SHARES?

     As indicated above, if the offer is successful, we expect to complete a merger transaction in which all stockholders not tendering in the offer will receive (i) for each common share they hold, $8.25 in cash, without interest, and (ii) for each preferred share they hold, $18.04 in cash, without interest, subject to their appraisal rights as described above.

WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

     If you have any questions about the offer, you can call Georgeson Shareholder Communications Inc., the information agent for the offer, at (800) 223-2064 (toll free).

To the Holders of Common Stock, par value $.01 per share, and Series A Convertible Preferred Stock, par value $.01 per share, of Texoil, Inc.:

                                  INTRODUCTION

     We, OEI Acquisition Corp., a Nevada corporation (the "Offeror") and a direct wholly-owned subsidiary of Ocean Energy, Inc., a Texas corporation ("Parent"), hereby offer to purchase (i) all the outstanding shares of common stock, par value $.01 per share (the "Common Shares") of Texoil, Inc., a Nevada corporation (the "Company"), at a purchase price of $8.25 per share, net to you, in cash, without interest (such price referred to herein as the "Common Share Offer Price"), and (ii) all the outstanding shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares," and, together with the Common Shares, the "Shares"), of the Company at a purchase price of $18.04 per share, net to you, in cash, without interest (such price referred to herein as the "Preferred Share Offer Price"), upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letters of Transmittal (which, together with this Offer to Purchase and any amendments or supplements hereto or thereto, collectively constitute the "Offer"). If you hold your Shares directly, you will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, transfer taxes on the purchase of Shares pursuant to the Offer. If you hold your Shares through a broker, dealer, bank, trust company or other nominee, you should check with such broker, dealer, bank, trust company or other nominee as to whether they charge any service fees. We will pay all charges and expenses of EquiServe Trust Company, N.A., which is acting as depositary for the Offer (the "Depositary") and Georgeson Shareholder Communications Inc., which is acting as information agent for the Offer (the "Information Agent"), incurred in connection with the Offer. See Section 16 -- "Fees and Expenses".

     The Board of Directors of the Company has approved the Offer, the Merger (as defined below) and the Merger Agreement (as defined below), has determined that the Offer and the Merger are fair to, and in the best interests of, each class of the Company's stockholders, and recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

     The Offer is conditioned upon, among other things, there being validly tendered by the Expiration Date (as defined below) and not withdrawn (a) at least that number of Common Shares which would constitute a majority of the total number of outstanding Common Shares on a fully diluted basis on the date of purchase, and (b) at least that number of Preferred Shares which would constitute a majority of the total number of outstanding Preferred Shares on a fully diluted basis on the date of purchase (clauses (a) and (b) together, the "Minimum Condition"). The Offer is also conditioned upon the satisfaction of other terms and conditions. See Section 14 -- "Certain Conditions to Our Obligations." As used in this Offer to Purchase, "fully diluted" means in reference to the Common Shares, all outstanding Common Shares on a fully diluted basis, after giving effect to the exercise and conversion of all outstanding options (including the Company Options (as hereinafter defined), whether or not currently exercisable), warrants and securities exercisable for or convertible (but excluding Preferred Shares) into Common Shares. When used in reference to the Preferred Shares, "fully diluted" means all outstanding Preferred Shares on a fully diluted basis, after giving effect to the exercise and conversion of any outstanding options, warrants and securities exercisable for or convertible into Preferred Shares.

     The Company has represented to us in the Merger Agreement that its Board of Directors has received the opinion of Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, dated as of January 17, 2001, to the effect that, as of the date of such opinion, the consideration to be received by the holders of Common Shares and Preferred Shares was fair from a financial point of view to such holders. A copy of such opinion is contained in the Company's Statement on
Schedule 14D-9, which the Company is distributing to its stockholders.

     The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of January 18, 2001 (the "Merger Agreement"), by and among Parent, us and the Company. The Merger Agreement provides that, among other things, as soon as practicable after the purchase of Shares pursuant to the

Offer and the satisfaction of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the Nevada Revised Statutes, we will be merged with and into the Company (the "Merger"). See
Section 12 -- "Purpose of the Offer and the Merger; Plans for the Company." Following consummation of the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and will be a wholly-owned subsidiary of Parent. At the effective time of the Merger (the "Effective Time"), each Common Share and Preferred Share that is issued and outstanding (other than Shares owned by the Company as treasury stock, any Shares owned by us, Parent, or any other wholly-owned subsidiary of Parent, which shall be cancelled, and Shares held by stockholders who have properly exercised appraisal rights under the Nevada Revised Statutes, if any), will be converted into the right to receive the Common Share Offer Price (or any higher price paid for Common Shares pursuant to the Offer) and Preferred Share Offer Price (or any higher price paid for Preferred Shares pursuant to the Offer), respectively, without interest, upon surrender of the certificates formerly representing such Shares. See
Section 5 -- "Certain United States Federal Income Tax Considerations" for a description of certain tax consequences of the Offer and the Merger. See Section 13 -- "The Merger Agreement, the Tender and Voting Agreement, the Tender Agreement and the Confidentiality Agreements".

     The Merger Agreement provides that, promptly upon the payment by us for the Shares pursuant to the Offer (provided that as a result thereof we own a majority of the Common Shares and a majority of the Preferred Shares) and from time to time thereafter, we will be entitled to designate (i) such number of Class A directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of Class A directors on the Board of Directors of the Company (determined after giving effect to the directors elected pursuant to this provision) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent, us and any other affiliates of Parent (calculated on an as converted basis) bears to the total number of Shares then outstanding (calculated on an as converted basis), and (ii) such number of Class B directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of Class B directors on the Board of Directors of the Company (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Preferred Shares beneficially owned by Parent, us and any other affiliates of Parent bears to the total number of Preferred Shares then outstanding. Notwithstanding the foregoing, until the Effective Time, the Company will have on its Board of Directors at least two members who were directors of the Company on the date of the Merger Agreement and not employees of the Company (such members, the "Independent Directors"), provided, however, that if no Independent Directors remain, the other directors shall designate one person to fill one of the vacancies who shall be neither an employee of the Company nor an affiliate of Parent and such person shall be deemed to be an Independent Director for purposes of the Merger Agreement.

     The Company has advised us that as of January 18, 2001, there were (i) 25,000,000 authorized shares of Common Stock, par value $.01 per share, of which 6,724,939 shares were issued and outstanding, (ii) 10,000,000 authorized shares of Class B Common Stock, par value $.01 per share, of which no shares were issued and outstanding, (iii) 10,000,000 authorized shares of Preferred Stock, of which 5,000,000 shares were authorized as Series A Convertible Preferred Stock, par value $.01 per share, of which 2,991,465 shares were issued and outstanding, (iv) outstanding stock options ("Company Options") under the Company's 1994 Stock Option Plan and certain predecessor stock option plans (collectively, the "Company Option Plans") for not in excess of 751,165 Common Shares, and (v) 547,796 Common Shares reserved for issuance upon exercise of certain warrants ("Company Warrants") to purchase Common Shares. We, together with Parent, have entered into a Tender and Voting Agreement, dated as of January 18, 2001, with the stockholders of the Company identified therein (such stockholders, together with the stockholders party to the Tender Agreement discussed below, being referred to herein as the "Selling Stockholders") beneficially owning an aggregate of 3,386,796 outstanding Common Shares and 2,801,055 outstanding Preferred Shares (representing approximately 42.2% of the Common Shares and 93.6% of the Preferred Shares outstanding on January 18, 2001, on a fully diluted basis). Such Selling Stockholders also own, as of such date, Company Options and Company Warrants exercisable for an aggregate of 757,529 Common Shares. Pursuant to the Tender and Voting Agreement, each such Selling Stockholder has agreed, among other things, (i) to validly tender in the Offer all of such Selling Stockholder's Shares now owned or which may hereafter be acquired by such Selling Stockholder (including pursuant to the exercise of Company Warrants and Company Options), (ii) to appoint Parent as such Selling Stockholder's proxy under certain circumstances to vote such Selling Stockholder's Shares in connection with the Merger Agreement, (iii) with respect to certain questions put to stockholders of the Company for a vote, to vote such Selling Stockholder's Shares, in each case, in accordance with the terms and conditions of the Tender and Voting Agreement and (iv) to restrict transfers or exercises of Company Options and Company Warrants, if any, held by such Selling Stockholder except as provided in the Tender and Voting Agreement. In addition, each holder of Preferred Shares agreed that it would not (A) elect, under Section 3(C) of the Designation of Preferences, Limitations and Rights of Series A Convertible Preferred Stock of the Company (the "Designation"), to have the Offer or Merger or any of the transactions contemplated hereby or thereby treated as a Liquidation (as defined in the Designation) or (B) convert any Preferred Share held by such Stockholder into any other series or class of securities of the Company. We, together with Parent, have also entered into a Tender Agreement, dated as of January 18, 2001, with the Selling Stockholders of the Company identified therein. Such Selling Stockholders of the Company identified in the Tender Agreement beneficially own an aggregate of 300,779 outstanding Common Shares and 190,460 outstanding Preferred Shares (representing approximately 3.7% of the Common Shares and 6.4% of the Preferred Shares outstanding on January 18, 2001, on a fully diluted basis). Such Selling Stockholders also own as of such date Company Options exercisable for an aggregate of 242,200 Common Shares. The provisions of the Tender Agreement are substantially similar to the terms and conditions of the Tender and Voting Agreement, except that the stockholders party to the Tender Agreement make no representations or agreements regarding the voting of, or the granting of an irrevocable proxy in connection with the voting of, the Tender Shares in favor of the Offer, the Merger and other transactions. As of the date hereof, neither we nor Parent beneficially own any Shares. If we acquire at least a majority of each class of the outstanding Common Shares and Preferred Shares on a fully diluted basis in the Offer, the Minimum Condition will be satisfied, and we would have sufficient voting power to approve the Merger without the affirmative vote of any other stockholder. Based on the information provided to us by the Company as of January 18, 2001, the Minimum Condition will be satisfied if 4,011,951 Common Shares and 1,495,733 Preferred Shares are validly tendered and not withdrawn prior to the expiration of the Offer. Accordingly, based on the foregoing, if the Selling Stockholders validly tender and do not withdraw all Shares that they currently own pursuant to the Tender Agreement and the Tender and Voting Agreement, then clause (B) of the Minimum Condition (which relates to the Preferred Shares) will be satisfied, and clause (A) of the Minimum Condition (which relates to the Common Shares) will be satisfied if 324,376 additional Common Shares are tendered and not withdrawn prior to the expiration of the Offer.

     THE OFFER DOES NOT CONSTITUTE A SOLICITATION OF PROXIES FOR ANY MEETING OF STOCKHOLDERS OF THE COMPANY. ANY SUCH SOLICITATION WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY MATERIALS PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT").

     THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. YOU SHOULD READ BOTH DOCUMENTS CAREFULLY IN THEIR ENTIRETY BEFORE YOU MAKE A DECISION WITH RESPECT TO THE OFFER.

                                   THE OFFER

     1. TERMS OF THE OFFER; EXPIRATION DATE; EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENT. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), we will accept for payment and pay for all Shares validly tendered prior to the Expiration Date and not theretofore properly withdrawn in accordance with Section 4 -- "Withdrawal Rights." The term "Expiration Date" means 12:00 midnight, New York City time, on Thursday, February 22, 2001, unless we shall have extended the period of time for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by us, shall expire.

     The Offer is conditioned upon satisfaction of the Minimum Condition. If the Minimum Condition or any of the other conditions referred to in Section
14 -- "Certain Conditions to Our Obligations" are not satisfied or any of the events specified in Section 14 -- "Certain Conditions to Our Obligations" have occurred or are determined by us to have occurred prior to the Expiration Date, then we, subject to the terms of the Merger Agreement, expressly reserve the right to (i) decline to purchase any of the Shares tendered in the Offer and terminate the Offer, and return all tendered Shares to the tendering stockholders, (ii) waive or amend any or all conditions to the Offer and, to the extent permitted by the Merger Agreement and applicable law and applicable rules and regulations of the Securities and Exchange Commission (the "Commission"), purchase all Shares validly tendered or (iii) subject to the limitations described below, extend the Offer and, subject to the right of a tendering stockholder to withdraw its Shares until the Expiration Date, retain the Shares which have been tendered during the period or periods for which the Offer is extended; provided, however, that the Minimum Condition may not be waived by us without the Company's prior written consent.

     Under the terms of the Merger Agreement, we have the right, in our sole discretion, to modify or make changes to the terms and conditions of the Offer, provided, however, that without the prior written consent of the Company, we shall not amend or waive the Minimum Condition, decrease the Common Share Offer Price or the Preferred Share Offer Price, decrease the number of Shares sought, change the form of consideration to be paid pursuant to the Offer, impose conditions to the Offer in addition to those set forth in Section 14 -- "Certain Conditions to Our Obligations" or amend any other term of the Offer in any manner materially adverse to the holders of the Shares or reduce the time period during which the Offer shall remain open. Subject to the terms of the Offer and the Merger Agreement and the satisfaction or waiver of all the conditions to the Offer as of any Expiration Date, we will accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the Expiration Date of the Offer. Notwithstanding the foregoing, we shall be entitled to extend the Offer, without the consent of the Company if at the initial Expiration Date, or any extension thereof, any condition to the Offer is not satisfied or waived, and we agree to extend the Offer from time to time until May 31, 2001 if at the then scheduled Expiration Date all of the conditions to the Offer have not been satisfied or waived as permitted by the Merger Agreement; provided, however, that we shall not be required to extend the Offer as provided in this sentence unless, in Parent's reasonable judgment, (i) each such condition is reasonably capable of being satisfied; (ii) the Company is in material compliance with all of its covenants in the Merger Agreement; and (iii) the failure of such condition to be satisfied shall not result from a breach by the Company of any of its covenants and agreements contained in the Merger Agreement. Any extension of the Offer shall not, without the written consent of the Company, exceed the number of days that we reasonably believe will be necessary so that the conditions will be satisfied. In addition, we may, without the consent of the Company, extend any then scheduled Expiration Date of the Offer for any period required by applicable rules, regulations, interpretations or positions of the Commission or the staff thereof applicable to the Offer or for any period required by applicable law. We may also provide for a subsequent offering period (as described below). In addition, the Common Share Offer Price and the Preferred Share Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase, in each case without the consent of the Company.

     Subject to the applicable rules and regulations of the Commission and subject to the limitations set forth in the Merger Agreement, we also expressly reserve the right, at any time and from time to time,

(i) to extend the period of time during which the Offer is open and thereby delay payment for any Shares, regardless of whether such Shares were theretofore accepted for payment, or to terminate the Offer and not to accept for payment or pay for any Shares not theretofore accepted for payment or paid for, upon the occurrence of any of the conditions set forth in Section 14 -- "Certain Conditions to Our Obligations," by giving written notice of such delay or termination to the Depositary, and (ii) at any time or from time to time, to amend the Offer in any respect, although as discussed above certain amendments require the written consent of the Company. Our right to delay payment for any Shares or not to pay for any Shares theretofore accepted for payment is subject to the applicable rules and regulations of the Commission, including Rule l4e-l(c) under the Exchange Act, relating to our obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer. Under no circumstances will interest be paid on the purchase price for tendered Shares, whether or not we exercise our right to extend the Offer. There can be no assurance that we will exercise our right to extend the Offer.

     Any extension of the period during which the Offer is open, delay in acceptance for payment or termination or any amendment of the Offer will be followed, as promptly as practicable, by public announcement thereof, such announcement, in the case of an extension, to be issued not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date in accordance with the public announcement requirements of Rules 14d-4(c) and 14e-l(d) under the Exchange Act. Without limiting our obligations and the obligations of Parent under such rules or the manner in which we may choose to make any public announcement, we currently intend to make announcements by issuing a press release to the Dow Jones News Service and making any appropriate filing with the Commission.

     If, subject to the terms of the Merger Agreement, we make a material change in the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will disseminate additional tender offer materials and extend the Offer if and to the extent required by Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act or otherwise. The minimum period during which a tender offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the terms or information changed. With respect to a change in price or a change in percentage of securities sought, a minimum period of ten business days is generally required to allow for adequate dissemination to stockholders and investor response.

     Pursuant to the Merger Agreement and Rule 14d-11 under the Exchange Act, and subject to certain conditions, we may elect to make available a subsequent offering period by extending the Offer for up to 20 business days (the "Subsequent Offering Period") if, on the Expiration Date, the Shares tendered and not withdrawn pursuant to the Offer plus any shares we already own equal less than ninety percent (90%) of the outstanding Shares on a fully diluted basis. In order to extend the Offer in this way, the Minimum Condition must have been satisfied and all other conditions to the Offer must have been satisfied or waived. Under the Exchange Act, no withdrawal rights may apply to Shares tendered during the Subsequent Offering Period, and no withdrawal rights may apply during the Subsequent Offering Period with respect to Shares previously tendered and accepted for payment in the Offer. If a Subsequent Offering Period is commenced, we will promptly purchase and pay for any Shares tendered at the same per share price paid in the Offer. We do not currently intend to provide a Subsequent Offering Period, although we reserve the right to do so.

     The Company has provided us with the Company's list of stockholders and security position listings for the purpose of disseminating the Offer to holders of Shares. This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of Shares whose names appear on the Company's stockholder list and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

     2. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for payment and will pay for all Shares validly tendered prior to the Expiration Date and not theretofore withdrawn in accordance with Section
4 -- "Withdrawal Rights" promptly after the later to occur of (a) the Expiration Date and (b) subject to compliance with Rule 14e-l(c) under the Exchange Act, the satisfaction or waiver of the conditions set forth in Section 14 -- "Certain Conditions to Our Obligations." Subject to compliance with Rule 14e-l(c) under the Exchange Act, we expressly reserve the right to delay payment for Shares in order to comply in whole or in part with any applicable law. See Section
1 -- "Terms of the Offer; Expiration Date; Extension of Tender Period; Termination; Amendment" and Section 15 -- "Certain Legal Matters." In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Shares, or in the case of Common Shares, timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of such Common Shares into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 -- "Procedure for Tendering Shares," (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signature guarantees or, in the case of a book-entry transfer of Common Shares, an Agent's Message (as defined below) and (iii) any other documents required by the Letter of Transmittal.

     The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Common Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against the participant.

     For purposes of the Offer, we will be deemed to have accepted for payment, and thereby to have purchased, Shares validly tendered and not withdrawn as, if and when we give written notice to the Depositary of our acceptance of such Shares for payment. In all cases, payment for Shares purchased pursuant to the Offer will be made by deposit of the purchase price with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payment from us and transmitting such payment to tendering stockholders. If, for any reason whatsoever, acceptance for payment of any Shares tendered pursuant to the Offer is delayed, or we are unable to accept for payment Shares tendered pursuant to the Offer, then, without prejudice to our rights under Section
1 -- "Terms of the Offer; Expiration Date; Extension of Tender Period; Termination; Amendment," the Depositary may, nevertheless, on behalf of the Offeror, retain tendered Shares, and such Shares may not be withdrawn, except to the extent that the tendering stockholders are entitled to withdrawal rights as described in Section 4 -- "Withdrawal Rights" and as otherwise required by Rule 14e-l(c) under the Exchange Act. Under no circumstances will we pay interest on the purchase price for tendered Shares because of any delay in making such payment.

     If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more Shares than are tendered, certificates for such unpurchased or untendered Shares will be returned, without expense, to the tendering stockholder (or, in the case of Common Shares delivered by book-entry transfer to the Depositary's account at the Book-Entry Transfer Facility, such Common Shares will be credited to an account maintained with the Book-Entry Transfer Facility), as promptly as practicable after the expiration, termination or withdrawal of the Offer.

     If, prior to the Expiration Date, we increase the price being paid for Common Shares accepted for payment pursuant to the Offer, we will pay such increased consideration for all Common Shares purchased pursuant to the Offer, whether or not such Common Shares were tendered prior to such increase in consideration. Similarly, if, prior to the Expiration Date, we increase the price being paid for Preferred Shares accepted for payment pursuant to the Offer, we will pay such increased consideration for all

Preferred Shares purchased pursuant to the Offer, whether or not such Preferred Shares were tendered prior to such increase in consideration.

     3. PROCEDURE FOR TENDERING SHARES. Valid Tenders. To tender Shares pursuant to the Offer, a stockholder must comply with one of the following: (a) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) in accordance with the instructions of the Letter of Transmittal, with any required signature guarantees, certificates for the Shares to be tendered and any other documents required by the Letter of Transmittal must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Date, (b) in the case of Common Shares, such Common Shares must be properly delivered pursuant to the procedures for book-entry transfer, as described below, and a confirmation of such delivery received by the Depositary, which confirmation must include an Agent's Message if the tendering stockholder has not delivered a Letter of Transmittal, prior to the Expiration Date, or (c) the tendering stockholder must comply with the guaranteed delivery procedures set forth below. No alternative, conditional or contingent tenders will be accepted. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     Book-Entry Transfer. The Depositary will make a request to establish an account with respect to the Common Shares at the Book-Entry Transfer Facility for purposes of the Offer within two Business Days after the date of this Offer to Purchase. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Common Shares by causing the Book-Entry Transfer Facility to transfer such Common Shares into the Depositary's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. Although delivery of Common Shares may be effected through book-entry at the Book-Entry Transfer Facility prior to the Expiration Date, (i) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other documents required by the Letter of Transmittal, must, in any case, be transmitted to and received by the Depositary at the address set forth on the back cover of this Offer to Purchase or (ii) the guaranteed delivery procedures described below must be complied with.

     Signature Guarantee. Signatures on the Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) which is a member in good standing of the Securities Transfer Agents Medallion Program, The New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (an "Eligible Institution" and collectively "Eligible Institutions"), unless the Shares tendered thereby are tendered (i) by a registered holder of Shares who has not completed either the box labeled "Special Delivery Instructions" or the box labeled "Special Payment Instructions" on the Letter of Transmittal or (ii) for the account of any Eligible Institution. If the certificates evidencing Shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal, or if payment is to be made, or delivered to, or certificates for unpurchased Shares are to be issued or returned to, a person other than the registered owner or owners of such Shares, then the tendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signatures on the certificates or stock powers guaranteed by an Eligible Institution as provided in the Letter of Transmittal. See Instructions 1 and 5 to the Letter of Transmittal.

     Guaranteed Delivery. If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's certificates for Shares are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered if all of the following guaranteed delivery procedures are duly complied with:

          (i) the tender is made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by us, is received by the Depositary, as provided below, prior to the Expiration Date; and

          (iii) the certificates for all tendered Shares, in proper form for transfer (or in the case of Common Shares, a Book-Entry Confirmation), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), and any required signature guarantees, or, in the case of a book-entry transfer of Common Shares, an Agent's Message, and any other documents required by the Letter of Transmittal, are received by the Depositary within three trading days after the date of such Notice of Guaranteed Delivery. The term "trading day" is any day on which the Nasdaq Small Cap Market is open for business.

     The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

     The method of delivery of Shares, the Letter of Transmittal and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

     Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for such Shares or in the case of Common Shares, the Book-Entry Confirmation, (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with all required signature guarantees, or, in the case of a book-entry transfer of Common Shares, an Agent's Message, and (iii) any other documents required by the Letter of Transmittal.

     Backup Federal Income Tax Withholding. To prevent "backup" withholding with respect to payment of the purchase price of Shares purchased pursuant to the Offer or pursuant to the Merger, each tendering stockholder must either provide the Depositary with such stockholder's correct Taxpayer Identification Number ("TIN") and certify that such stockholder is not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in the Letter of Transmittal or establish some other exemption to backup withholding. Foreign holders must submit a completed Form W-8 to avoid backup withholding. This form may be obtained from the Depositary. See Instructions 8 and 9 set forth in the Letter of Transmittal and Section 5 -- "Certain United States Federal Income Tax Considerations".

     Examination of Validity. We will determine, in our sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares and our determination will be final and binding on all parties. We reserve the absolute right to reject any or all tenders of any Shares that we determine not to be in proper form or the acceptance of or payment for which may, in our opinion, be unlawful. We also reserve the absolute right to waive any of the conditions of the Offer, subject to the limitations set forth in the Merger Agreement, or any defect or irregularity in the tender of any Shares. Our interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Instructions to the Letter of Transmittal) will be final and binding on all parties. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither we nor Parent, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     Other Requirements. By executing the Letter of Transmittal as set forth above (including through delivery of an Agent's Message), you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, in the manner set forth in the Letter of Transmittal, to the full extent of your rights associated with such Shares tendered and accepted for payment by us (including but not limited to all cash and non-cash dividends, distributions, rights, other Shares or other securities issued, paid or distributed or issuable, payable or distributable in respect thereof on or after January 18, 2001 (including, without limitation, with respect to the Preferred Shares, rights to dividends pursuant to Section 4.17 of the Preferred Stock Purchase Agreement dated October 12, 1997 by and among the Company and Selling Stockholders, as amended to the date of the Merger Agreement (the "Preferred Stock Purchase Agreement")). All such powers of attorney and proxies shall be considered coupled with an interest in the tendered Shares. This appointment is effective when, and only to the extent that, we accept for payment the Shares deposited with the Depositary. Upon acceptance for payment, all prior powers of attorney and proxies granted by you with respect to such Shares or other securities or rights will, without further action, be revoked and no subsequent proxies may be given or written consent executed (and, if given or executed, will not be deemed effective). Our designees will, with respect to the Shares and other securities or rights, be empowered to exercise all your voting and other rights as they in their sole judgment deem proper in respect of any annual or special meeting of the Company's stockholders, or any adjournment or postponement thereof. We reserve the right to require that, in order for Shares to be deemed validly tendered, immediately upon our payment for such Shares, we must be able to exercise full voting and other rights with respect to such Shares and the other securities or rights issued or issuable in respect of such Shares, including voting at any meeting of stockholders (whether annual or special or whether or not adjourned) in respect of such Shares.

     A tender of Shares pursuant to any one of the procedures described above will constitute your acceptance of the terms and conditions of the Offer, as well as your representation and warranty that (i) you have the full power and authority to tender, sell, assign and transfer the tendered Shares (and any and all other Shares or other securities issued, paid or distributed or issuable, payable or distributable in respect of such Shares on or after January 18, 2001) and (ii) when we accept for payment the same we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. Our acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between you and us upon the terms and subject to the conditions of the Offer.

     4. WITHDRAWAL RIGHTS.  Except as otherwise provided in this Section
4 -- "Withdrawal Rights," tenders of Shares made pursuant to the Offer are irrevocable. You may withdraw tenders of Shares made pursuant to the Offer at any time prior to the Expiration Date. If purchase of or payment for Shares is delayed for any reason, or if we are unable to purchase or pay for Shares for any reason, then, without prejudice to our rights under the Offer, tendered Shares may be retained by the Depositary on our behalf and may not be withdrawn except to the extent that tendering stockholders are entitled to withdrawal rights as set forth in this Section 4 -- "Withdrawal Rights," subject to Rule 14e-1(c) under the Exchange Act, which provides that no person who makes a tender offer shall fail to pay the consideration offered or return the securities deposited by or on behalf of security holders promptly after the termination or withdrawal of the Offer.

     To withdraw Shares tendered pursuant to the Offer, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at the address set forth on the back cover of this Offer to Purchase and must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder(s), if different from the name of the person who tendered such Shares. If certificates for Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the release of such certificates, the serial numbers shown on such certificates must be submitted to the Depositary and, unless such Shares have been tendered by an Eligible Institution, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If Shares have been tendered pursuant to the procedures for book-entry transfer set forth in Section 3 -- "Procedure for Tendering Shares," any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares and must otherwise comply with such Book-Entry Transfer Facility's procedures. We will determine, in our sole discretion, all questions as to the form and validity (including time of receipt) of notices of withdrawal, and our determination will be final and binding on all parties. None of the Offeror, Parent, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

     Any Shares properly withdrawn will be deemed not validly tendered for purposes of the Offer, but may be retendered at any subsequent time prior to the Expiration Date by following any of the procedures described in Section
3 -- "Procedure for Tendering Shares".

     If we provide a Subsequent Offering Period following the Offer, no withdrawal rights will apply to Shares tendered during such Subsequent Offering Period or to Shares tendered in the Offer and accepted for payment.

     5. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS. The following is a summary of certain United States federal income tax considerations of the Offer and the Merger to holders whose Shares are purchased pursuant to the Offer or whose Shares are converted to cash in the Merger (including pursuant to the exercise of appraisal rights). The discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that may be relevant to holders of Shares. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change. The discussion applies only to holders of Shares in whose hands Shares are capital assets within the meaning of Section 1221 of the Code, and may not apply to Shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of holders of Shares (such as insurance companies, tax-exempt organizations and broker-dealers) who may be subject to special rules under the United States federal income tax laws. This discussion does not discuss the United States federal income tax consequences to a holder of Shares who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax laws.

     Because individual circumstances may differ, each holder of Shares should consult such holder's own tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects to such holder of the Offer and the Merger, including the application and effect of state, local and other income tax laws.

     The receipt of cash for Shares pursuant to the Offer or the Merger will be a taxable transaction for United States federal income tax purposes. In general, for United States federal income tax purposes, a holder of Shares will recognize gain or loss equal to the difference between (i) the holder's adjusted tax basis in the Shares sold pursuant to the Offer or converted to cash in the Merger and
(ii) the amount of cash received therefor. Gain or loss must be determined separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) sold pursuant to the Offer or converted to cash in the Merger. Assuming that Shares are held as a capital asset, such gain or loss will be a capital gain or loss. Any such capital gain will be a long-term capital gain taxable to a non-corporate holder at a maximum rate of 20% if the holder's Shares have been held for more than one year on the date of sale (in the case of the Offer) or the Effective Time of the Merger (in the case of the Merger); and a short-term capital gain taxable to a non-corporate holder at a maximum rate of up to 39.6% if the Shares have been held for one year or less on the date of sale (or the Effective Time of the Merger).

     Payments in connection with the Offer or the Merger may be subject to "backup withholding" at a rate of 31%, unless a holder of Shares (i) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact or (ii) provides a correct TIN to the payor, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder who does not provide a correct TIN may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the holder's United States federal income tax liability. Each holder of Shares should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption. Holders tendering their Shares in the Offer may prevent backup withholding by completing the Substitute Form W-9 included in the Letter of Transmittal. See Section
3 -- "Procedure for Tendering Shares." Similarly, holders who convert their Shares into cash in the Merger may prevent backup withholding by completing a Substitute Form W-9 and submitting it to the paying agent for the Merger.

     6. PRICE RANGE OF COMMON SHARES; DIVIDENDS ON COMMON SHARES. The Common Shares are traded principally on the Nasdaq Small Cap Market. They are also traded on the Boston Stock Exchange. The following table sets forth for the periods indicated the high and low closing sales price per Common Share on the Nasdaq Small Cap Market as reported by published financial sources. Historical amounts have been adjusted for a 1 for 6 reverse stock split, effective June 25, 1999. No dividends have been declared or paid on the Common Shares during the quarters indicated.

                                                                HIGH       LOW
                                                              --------   --------
1999
  First Quarter.............................................  $ 6.5628   $  3.375
  Second Quarter............................................    5.0628       2.75
  Third Quarter.............................................     4.875       3.00
  Fourth Quarter............................................    5.8125      3.875
2000
  First Quarter.............................................  $   7.00   $   4.25
  Second Quarter............................................      7.00     5.3125
  Third Quarter.............................................    8.9688     6.1875
  Fourth Quarter............................................    7.5625     6.3125
2001
  First Quarter (1).........................................  $ 8.1562   $  7.125

---------------

(1) Through January 23, 2001.

     On January 17, 2001, the last full trading day prior to the announcement of the Offer, the last reported closing sales price per Common Share as reported on the Nasdaq Small Cap Market was $7.56. On January 23, 2001, the last full trading day prior to the date of this Offer to Purchase, the last reported closing sales price per Common Share as reported on the Nasdaq Small Cap Market was $8.156.

     7. CERTAIN EFFECTS OF THE TRANSACTION. Market for Common Shares. Our purchase of the Common Shares pursuant to the Offer will reduce the number of Common Shares that might otherwise trade publicly and will reduce the number of holders of Common Shares. This could adversely affect the liquidity and market value of the remaining Common Shares held by stockholders other than us. Depending upon the aggregate market value and per share price of any Common Shares not purchased pursuant to the Offer, the Common Shares may no longer meet the standards for continued inclusion on the Nasdaq Small Cap Market, which requires that an issuer have at least 500,000 publicly held shares with a market value of $1 million held by at least 300 stockholders holding round lots and have net tangible assets of at least $2 million. If these standards are not met, the Common Shares might nevertheless continue to be included on the Nasdaq Stock Market with quotations published on the Nasdaq's "additional list" or in one of the "local lists." However, if the number of holders of Common Shares falls below 300, or if the number of publicly held Common Shares falls below 500,000, or if there are not at least two market makers for such Common Shares, NASD rules provide that the Common Shares would no longer be "qualified" for Nasdaq Stock Market reporting, and Nasdaq Stock Market would cease to provide any quotations. Common Shares held directly or indirectly by an officer or director of the Company, or by any beneficial owner of more than 10% of the Common Shares, ordinarily will not be considered as being publicly held for this purpose. If, as a result of the purchase of Common Shares pursuant to the Offer or otherwise, the Common Shares no longer meet the requirements for continued inclusion in any other tier of the Nasdaq Stock Market, and the Common Shares are no longer included in any tier of Nasdaq Stock Market, the market for such Common Shares could be adversely affected.

     Depending upon the aggregate market value and per share price of any Common Shares not purchased pursuant to the Offer, the Common Shares also may no longer meet the standards for continued inclusion on the Boston Stock Exchange, which requires that an issuer have at least 150,000 publicly held shares with a market value of $500,000 held by at least 250 beneficial holders and have total assets of at least $1 million. The Boston Stock Exchange reserves the right to deny the listing of any company, and to suspend trading or delist a company based on the failure to meet any of these requirements.

     In the event the Common Shares no longer meet the requirements for inclusion in any tier of the Nasdaq Stock Market or the Boston Stock Exchange, quotations might still be available from other sources. The extent of the public market for such Common Shares and availability of such quotations would, however, depend upon the number of holders of such Common Shares remaining at such time, the interest in maintaining a market in the Common Shares on the part of securities firms, the possible termination of registration of the Common Shares under the Exchange Act, as described below, and other factors.

     The Company intends to delist the Common Shares from the Nasdaq Small Cap Market and the Boston Stock Exchange as soon as practicable following the consummation of the Offer and in any event following the consummation of the Merger.

     Exchange Act Registration. The Common Shares are currently registered under the Exchange Act. Such registration may be terminated upon application by the Company to the Commission if the Common Shares are not listed on a "national securities exchange" and there are fewer than 300 record holders of Common Shares. It is our intention to seek to cause an application for such termination to be made as soon after consummation of the Offer as the requirements for termination of registration of the Common Shares are met. If such registration were terminated, the Company would no longer legally be required to disclose publicly in proxy materials distributed to stockholders the information which it now must provide under the Exchange Act or to make public disclosure of financial and other information in annual, quarterly and other reports required to be filed with the Commission under the Exchange Act, the requirements of Rule 13e-3 under the Exchange Act with respect to going private transactions would no longer apply to the Company, and the officers, directors and 10% stockholders of the Company would no longer be subject to the "short-swing" insider trading reporting and profit recovery provisions of the Exchange Act. Furthermore, if such registration were terminated, persons holding "restricted securities" of the Company may be deprived of their ability to dispose of such securities under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     Margin Regulations. The Common Shares are presently "margin securities" under the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which status has the effect, among other things, of allowing brokers to extend credit on the collateral of the Common Shares. Depending upon factors similar to those described above regarding listing and market quotations, it is possible that, following the Offer, the Common Shares would no longer constitute "margin securities" for the purposes of the margin regulations of the Federal Reserve Board and therefore could no longer be used as collateral for loans made by brokers. In addition, if registration of the Common Shares under the Exchange Act were terminated, the Common Shares would no longer constitute "margin securities."

     8. CERTAIN INFORMATION CONCERNING THE COMPANY. Except as otherwise set forth herein, the information concerning the Company contained in this Offer to Purchase, including financial information, has been furnished by the Company or has been taken from or based upon publicly available documents and records on file with the Commission and other public sources. Although we have no knowledge that would indicate that statements contained herein based upon such information or documents are untrue, we do not, nor does Parent or the Information Agent, assume any responsibility for the accuracy or completeness of the information concerning the Company, furnished by the Company, or contained in such documents and records or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to us.

     The Company is a Nevada corporation with its principal executive offices located at 110 Cypress Station Drive, Suite 220, Houston, Texas. The Company is an independent oil and gas company engaged in the acquisition of oil and gas reserves through a program which includes purchases of reserves, reengineering, development and exploration activities currently focused in Texas and Louisiana.

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. The Company is required to disclose in such proxy statements certain information, as of particular dates, concerning the Company's directors and officers, their remuneration, stock options granted to them, the principal holders of the Company's securities and any material interests of such persons in transactions with the Company. Such reports, proxy statements and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street (Suite 400), Chicago, Illinois 60661. Copies of such material may also be obtained by mail, at prescribed rates, from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a World Wide Web site on the internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the Commission. Such material should also be available for inspection at the offices of Nasdaq, 1735 K Street, N.W., Washington D.C. 20006. Nothing contained in any website is incorporated by reference herein.

     9. CERTAIN INFORMATION CONCERNING PARENT AND THE OFFEROR. We are a Nevada corporation that was formed as an acquisition vehicle in connection with the Offer, the Merger and the other transactions contemplated by the Merger Agreement and we will be merged with and into the Company pursuant to the Merger. We are a wholly-owned subsidiary of Parent.

     Parent is an independent energy company engaged in the exploration, development, production and acquisition of crude oil and natural gas. North American operations are focused in the shelf and deepwater areas of the Gulf of Mexico, the Permian Basin, Mid-continent and Rocky Mountain regions. Internationally, Ocean Energy holds a leading position among U.S. independents in West Africa with oil and gas activities in Cote d'Ivoire, Equatorial Guinea and Angola. The company also conducts operations in the republics of Egypt, Tatarstan, Pakistan and Indonesia.

     The name, citizenship, business address, present principal occupation or employment and five-year employment history of each of our directors and executive officers as well as those of Parent are set forth in Schedule I hereto.

     Except as provided in the Merger Agreement, the Tender and Voting Agreement, the Tender Agreement and as otherwise described in this Offer to Purchase, neither Parent nor us, nor, to the best of our knowledge and the best knowledge of Parent, any of the persons listed on Schedule I hereto, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities of the Company, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies. Except as set forth in this Offer to Purchase, none of Parent or us, or, to the best of our knowledge and the best knowledge of Parent, none of the persons listed on Schedule I hereto, has had, within the past two years, any business relationships or transactions with the Company or any of its executive officers, directors or affiliates that would require reporting under the rules of the Commission applicable to this Offer to Purchase. Except as set forth in this Offer to Purchase, within the past two years, there have been no contacts, negotiations or transactions between Parent or us or any of Parent's respective subsidiaries, or, to the best of our knowledge and the best knowledge of Parent, any of the persons listed on
Schedule I hereto, and the Company or its affiliates, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, election of directors or a sale or other transfer of a material amount of assets. Except as set forth in this Offer to Purchase, neither we nor Parent, nor, to the best of our knowledge and the best knowledge of Parent, any of the persons listed on
Schedule I hereto, beneficially owns any Shares or has effected any transactions in the Shares during the past sixty days.

     10. SOURCE AND AMOUNT OF FUNDS. The Offer is not conditioned on any financing arrangements. We estimate that the total amount of funds required to consummate the Offer and the Merger, make the Company Option Payments and Company Warrant Payments and pay related fees and expenses will be approximately $121 million. We will obtain the required funds from Parent in the form of capital contributions or loans from Parent.

     Parent will provide such funds from borrowings under its $500 Revolving Credit Agreement (the "Credit Facility"), dated as of March 30, 1999, among Parent, Chase Bank of Texas, National Association, The Chase Manhattan Bank, Bank of America National Trust and Savings Association, Bank One Texas, N. A., Societe Generale, Southwest Agency, the Bank of Montreal, and the other Banks signatory thereto. The Credit Facility bears interest, at Parent's option, at a competitive bid or LIBOR or prime rates plus applicable margins ranging from zero to 1.7% or at a competitive bid. Parent expects to use funds generated from its operations to repay its borrowings under the Credit Facility.

     The foregoing summary of the Credit Facility is qualified in its entirety by reference to the Credit Facility, which is incorporated herein by reference, and a copy of which has been filed as an exhibit to the Schedule TO filed by Parent and us with the Commission in connection with the Offer. The Credit Facility may be examined and copies may be obtained at the places described in
Section 8.

     11. BACKGROUND OF THE OFFER; PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS WITH THE COMPANY.

     On September 14, 2000, at a charity event held in Houston, Texas, Mr. John
D. Schiller, Jr., Parent's executive vice president of operations, Mr. William
L. Transier, Parent's executive vice president and chief financial officer, and Mr. Thomas A. Reiser, a member of the Company's board of directors, had initial discussions regarding the possibilities of Parent's acquisition of the Company. On October 20, 2000, an initial meeting was held at Mr. Schiller's office to further discuss such acquisition possibilities. Attendees at the meeting included Mr. Schiller, Mr. Jerry M. Crews, an executive vice president of the Company, and Mr. Reiser. The attendees agreed that the process of evaluation should begin by means of a limited due diligence review of the Company by Parent's representatives.

     On October 30, 2000, Parent and the Company executed a Confidentiality Agreement pursuant to which the Company agreed to supply certain information to Parent and Parent agreed to treat such information as confidential and to use such information solely in connection with the evaluation of a possible transaction with the Company.

     On November 6, 2000, Parent's technical team of exploration, land, legal and business development personnel reviewed data concerning the Company's assets with certain members of the Company's management, including Mr. Frank A. Lodzinski, the Company's President, Mr. Crews, Mr. Tom Campbell, the Company's manager of acquisitions, and Mr. Francis M. Mury, an executive vice president of the Company. On November 14, 2000, an initial internal presentation was made by Parent's technical team to Mr. Schiller regarding the information provided by the Company.

     On November 20, 2000, Messrs. Schiller, Transier, John H. Campbell, Vice President, Reservoir Engineering -- North America of Parent, and Alan Smith, Manager of Business Development -- North America of Parent, met with Messrs. Lodzinski, Crews and Reiser at Parent's offices in Houston, Texas to discuss potential valuation and projects. On November 28, 2000, Parent's technical team reviewed the Company's major fields with representatives of the Company and W.D. vonGonten & Co, consulting petroleum reservoir engineers for the Company. On November 28, 2000, Mr. Lodzinski, Ms. Adriene Bond, Company counsel, Mr. Robert
K. Reeves, Parent's general counsel, Mr. Transier and Mr. Andrew J. Sheu, Parent's vice president of tax, met at Parent's offices to discuss the potential deal structure, tax issues, and the due diligence process.

     On December 11, 2000, Parent's technical team completed asset evaluations of the Company and its operations and made an internal presentation to Parent's senior management, which in turn decided to recommend to Parent's Board of Directors that Parent pursue a possible transaction with the Company. On December 13, 2000, senior management communicated its findings to the Parent's Board of Directors, and the Board gave its approval to proceed with a possible transaction with the Company. On December 13, 2000, Parent and the Company exchanged bullet-point outlines of certain proposed terms of the transaction. As proposed by Parent, the transaction was to be structured as a merger in which a newly-formed subsidiary of Parent would be merged with the Company and the Company's stockholders would receive in exchange for their shares aggregate consideration of $115 million ($8.25 per Common Share) consisting of 50% stock of Parent and 50% cash, with the receipt of Parent stock to be tax-free to the Company's stockholders. Other terms included the cash-out of options and warrants at the closing of the merger, a requirement that management, directors and significant stockholders of the Company agree to vote in favor of the merger, and certain other terms and conditions.

     On December 18, 2000, Parent and the Company executed an additional Confidentiality Agreement pursuant to which Parent agreed to supply certain information to the Company and the Company agreed to treat such information as confidential and to use such information solely in connection with the evaluation of a possible transaction with Parent.

     On December 18, 2000, Parent's outside counsel distributed to the parties for their review and comment a preliminary draft of a merger agreement. On December 26 and 27, 2000 and January 2 and 3, 2001, representatives of Parent made field visits to certain of Company's operated oil and gas fields.

     On January 3, 2001, Parent's outside counsel, Mr. Transier and Mr. Reeves met with Mr. Lodzinski, Mr. Will VanLoh, Principal of Quantum Energy Partners LP, and Mr. Michael P. Dalton, Associate of Quantum Energy Partners LP, at Parent's offices to discuss the purchase price for the Common Shares and Preferred Shares, various alternative structures for the acquisition, including a possible all cash transaction, the timing of the transaction and various other agreement terms. At this meeting, Parent indicated that it would be willing to do an all cash acquisition if the transaction were structured as a tender offer and merger and a majority of stockholders committed to tender their shares and vote for the transaction.

     On January 4, 2001, Mr. VanLoh met with Mr. Reeves at Parent's offices to further discuss potential structure and share price. On January 7, 2001, revised agreements reflecting an all-cash tender offer and merger were distributed to Parent, the Company and their respective representatives.

     Between January 7 and January 16, 2001, there were various telephone conferences between Mr. Reeves, Mr. Lodzinski and outside counsel to negotiate provisions of the merger agreement, the Tender and Voting Agreement and the Tender Agreement, and additional due diligence was conducted by Parent's outside counsel.

     On January 17, 2001, at a special telephonic meeting of Parent's Board of Directors in which all but one of Parent's directors participated, members of Parent's senior management presented Parent's Board with details regarding the Company, results of the due diligence investigation and the terms of the merger agreement. At the conclusion of the meeting, Parent's Board approved and authorized the execution of the Merger Agreement, the Tender and Voting Agreement and the Tender Agreement, and the commencement of the Offer.

     The Company's Board of Directors held a telephonic special meeting on January 17, 2001, at which eight of the Company's nine directors were present. At the meeting, the Company's Board considered the final terms of the Offer, the Merger, the Merger Agreement, the Tender and Voting Agreement and the Tender Agreement. The Company's legal advisors summarized the final terms of the proposed transaction. The Company's Board also received and participated in a presentation by Dain Rauscher Wessels with respect to the financial terms of the proposed transaction.

     At the conclusion of its presentation, the representative of Dain Rauscher Wessels delivered the oral opinion of Dain Rauscher Wessels to the Company's Board that, as of such date, the Common Share

Offer Price and the Preferred Share Offer Price in the Offer and pursuant to the Merger Agreement were fair, from a financial point of view, to the Company's stockholders. Dain Rauscher Wessels subsequently confirmed its oral opinion by letter dated January 17, 2001. At the conclusion of the January 17 meeting, the Company's Board approved and authorized the execution of the Merger Agreement and approved the transactions contemplated thereby, including the Offer, the Merger, the Tender and Voting Agreement and the Tender Agreement, and recommended that the Company's stockholders accept the Offer, tender their Common Shares and Preferred Shares pursuant to the Offer and approve the Merger Agreement, the Tender and Voting Agreement, the Tender Agreement, and the Merger.

     On January 18, 2001, the respective parties to the Merger Agreement, the Tender and Voting Agreement and the Tender Agreement executed and delivered such agreements, and Parent and the Company issued a joint press release announcing the signing of the Merger Agreement.

     12. PURPOSE OF THE OFFER AND THE MERGER; PLANS FOR THE COMPANY. The purpose of the Offer, the Merger, the Merger Agreement, the Tender and Voting Agreement and the Tender Agreement is to enable us to acquire control of, and the entire equity interest in, the Company. The Offer, the Merger Agreement, the Tender and Voting Agreement and the Tender Agreement are intended to increase the likelihood that the Merger will be effected as promptly as practicable.

     Consummation of the Merger requires the approval of the Merger Agreement by holders of a majority of the votes entitled to be cast by holders of (a) the Common Shares and the Preferred Shares, voting together as a single class, with each Preferred Share entitling the holder thereof to the number of votes equal to the full number of Common Shares into which such Preferred Share is convertible on the record date for such vote, (b) the Common Shares, voting as a single class, and (c) the Preferred Shares, voting as a single class. The Company's Board of Directors has approved the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby. The Company has agreed (if required by applicable law to consummate the Merger) to take all action necessary to convene a meeting of its stockholders as promptly as practicable after the consummation of the Offer for the purpose of obtaining stockholder approval of the Merger. We have agreed that, subject to applicable law, all Shares we own, and all Shares owned by Parent or any of Parent's other subsidiaries will be voted in favor of the Merger. The stockholders' meeting shall be held as soon as practicable (subject to any statutory or other restrictions) following the purchase of Shares pursuant to the Offer.

     Shares outstanding immediately prior to the Effective Time and which are
(i) held by holders of Shares who shall have not voted in favor of the Merger or consented to the Merger in writing and (ii) who shall have demanded properly in writing payment of the fair market value of such Shares in accordance with
Section 92A.420 of the Nevada Revised Statutes (collectively, the "Dissenting Shares") shall be cancelled and terminated and shall represent solely the right to receive payment from the Surviving Corporation of the fair market value of such Shares held by them in accordance with the provisions of the Nevada Revised Statutes.

     However, holders of Shares who shall have failed to perfect or who effectively shall have withdrawn or lost their rights for an appraisal of such shares under the Nevada Revised Statutes shall thereupon have such shares be deemed to have been cancelled and terminated, as of the Effective Time, and shall represent solely the right to receive the Common Share Offer Price or the Preferred Share Offer Price as provided in Section 3.06 of the Merger Agreement, as applicable, upon surrender of the certificate or certificates that formerly evidenced such Shares in the manner provided in Section 3.07 of the Merger Agreement.

     The Company will give to Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the Nevada Revised Statutes and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment of fair market value under the Nevada Revised Statutes. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands, or offer to settle, or settle, any such demands. Any amount payable to any holder of Shares exercising dissenters' rights shall be paid solely by the Surviving Corporation out of its own funds.

     The foregoing summary of the rights of objecting stockholders does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise their dissenters' appraisal rights. The preservation and exercise of dissenters' rights are conditioned on strict adherence to the applicable provisions of the Nevada Revised Statutes. See
Section 15 -- "Certain Legal Matters" for additional information regarding appraisal rights.

     Rule 13e-3. The Commission has adopted Rule 13e-3 under the Exchange Act, which is applicable to certain "going private" transactions and which may, under certain circumstances, be applicable to the Merger or another business combination following the purchase of Shares pursuant to the Offer or otherwise in which we seek to acquire the remaining Shares not held by us. We believe, however, that Rule 13e-3 will not be applicable to the Merger if the Merger is consummated within one year after the termination of the Offer at the same per Share price as paid in the Offer. If applicable, Rule 13e-3 requires, among other things, that certain financial information concerning the Company and certain information relating to the fairness of the proposed transaction and the consideration offered to minority stockholders in such transaction be filed with the Commission and disclosed to stockholders prior to consummation of the transaction.

     Plans for the Company. As described herein, if we purchase Shares pursuant to the Offer, the Merger Agreement provides that we will be entitled to designate representatives to serve on the Board of Directors of the Company in proportion to our ownership of Shares following such purchase; provided, however, that, until the Effective Time, there must be at least two Independent Directors. Promptly upon the consummation of the Offer, we currently intend to seek maximum representation on the Company's Board of Directors permitted by the Merger Agreement. We expect that our representation on the Company's Board of Directors would permit us to exert substantial influence over the Company's conduct of its business and operations. As a result of the Merger, our directors and officers immediately prior to the Effective Time will become the directors and officers, respectively, of the Company, as the Surviving Corporation. See
Section 13 -- "The Merger Agreement, the Tender and Voting Agreement, the Tender Agreement and the Confidentiality Agreements".

     We and Parent expect that, initially following the Merger, the business and operations of the Company will, except as described in this Offer to Purchase, be continued substantially as they are currently being conducted. Parent will continue to evaluate the business and operations of the Company during the pendency of the Offer and after the consummation of the Offer and the Merger and will take such actions as it deems appropriate under the circumstances then existing. Parent intends to seek additional information about the Company during this period. Thereafter, Parent intends to review such information as part of a comprehensive review of the Company's business, assets, operations, capitalization, dividend policy, management and personnel, with a view to optimizing development of the Company's potential in conjunction with Parent's current and future business.

     Except as described above or elsewhere in this Offer to Purchase, we and Parent have no present plans or proposals that would relate to or result in (i) the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company, (ii) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any and all corporations, partnerships, joint ventures, associations, limited liability companies and other entities controlled by the Company, directly or indirectly through one or more intermediaries (the "Company Subsidiaries"), (iii) a sale or transfer of a material amount of assets of the Company or of any Company Subsidiaries, (iv) any change in the present board of directors or management of the Company (v) any material change in the present capitalization or dividend policy of the Company, (vi) any other material change in the Company's business or corporate structure, (vii) changes in the Company's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person, (viii) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (ix) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (x) any action similar to any of those enumerated above.

     13. THE MERGER AGREEMENT, THE TENDER AND VOTING AGREEMENT, THE TENDER AGREEMENT AND THE CONFIDENTIALITY AGREEMENTS. The following is a summary of certain material provisions of the Merger Agreement, the Tender and Voting Agreement, the Tender Agreement and the Confidentiality Agreement, copies of which are attached as exhibits to the Schedule TO we filed in connection with the Offer. These summaries do not purport to be complete and are qualified in their entirety by reference to the respective texts of the Merger Agreement, the Tender and Voting Agreement and the Tender Agreement. Capitalized terms used in this Section 13 and not otherwise defined in this Offer to Purchase shall have the meanings set forth in the Merger Agreement.

     THE MERGER AGREEMENT

     The Offer. The Merger Agreement provides that not later than the fifth business day from the public announcement by Parent and the Company of the execution of the Merger Agreement, we shall commence the Offer to purchase all outstanding Common Shares at the Common Share Offer Price and all outstanding Preferred Shares at the Preferred Share Offer Price. Any Shares acquired pursuant to the Offer will include, by way of amplification and not limitation, all rights associated with such Shares, including but not limited to all cash and non-cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after the date of the Merger Agreement (including, without limitation, with respect to the Preferred Shares, rights to dividends pursuant to Section 4.17 of the Preferred Stock Purchase Agreement). Our obligation to accept for payment and to pay for any Shares pursuant to the Offer is subject only to the satisfaction of the Minimum Condition as set forth on Annex I to the Merger Agreement and other conditions set forth in Section 14 -- "Certain Conditions to Our Obligations" (the "Tender Offer Conditions"). In addition to our agreement to file with the Commission a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer, which contains or incorporates by reference this Offer to Purchase and forms of the related letters of transmittal and other ancillary offer documents (collectively, together with all supplements and amendments thereto, being referred to as the "Offer Documents"), we shall also disseminate to holders of Shares the Offer Documents to the extent required by law, and otherwise shall comply in all material respects with the Exchange Act. The Common Share Offer Price and Preferred Share Offer Price shall be net to the seller in cash, without interest, subject to reduction only for any applicable withholding taxes or stock transfer taxes payable by the seller. The Company agrees that no Shares held by the Company or any of its subsidiaries will be tendered in the Offer.

     We specifically reserve the right to waive any condition of the Offer, to increase the Common Share Offer Price and Preferred Share Offer Price and to make any other changes in the terms and conditions of the Offer, provided that without the prior written consent of the Company, we shall not decrease the Common Share Offer Price or the Preferred Share Offer Price or change the form of consideration payable in the Offer, decrease the number of Shares sought to be purchased in the Offer, impose additional conditions to the Offer or amend any other term of the Offer in any manner materially adverse to the holders of Shares or reduce the time period during which the Offer shall remain open. Subject to the terms of the Offer and the Merger Agreement and the satisfaction or waiver of all the Tender Offer Conditions as of any Expiration Date, we will accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after such Expiration Date of the Offer. Notwithstanding the foregoing, we shall be entitled to extend the Offer, without the consent of the Company if at the Expiration Date of the Offer, which will be 12:00 midnight eastern standard time twenty business days following commencement of the Offer (the "Expiration Date"), or any extension thereof, any condition to the Offer is not satisfied or waived, and we agree to extend the Offer from time to time until May 31, 2001 if at the then scheduled Expiration Date all of the conditions to the Offer have not been satisfied or waived as permitted by the Merger Agreement; provided, however, we shall not be required to extend the Offer under this provision unless, in Parent's reasonable judgment, (i) each such condition is reasonably capable of being satisfied; (ii) the Company is in material compliance with all of its covenants in the Merger Agreement; and (iii) the failure of such condition to be satisfied shall not result from a breach by the Company of any of its covenants and agreements contained in the Merger Agreement. Any extension of the Offer pursuant to this provision of the Merger Agreement shall not, without the written consent of the Company, exceed the number of days that we reasonably believe will be necessary so that the conditions to the Offer will be satisfied. In addition, we may, without the consent of the Company, extend any then scheduled Expiration Date of the Offer for any period required by applicable rules, regulations, interpretations or positions of the Commission or the Commission's staff applicable to the Offer or for any period required by applicable law. If the Minimum Condition has been satisfied and all other conditions to the Offer have been satisfied or waived but fewer than 90% of the Shares have been validly tendered and not withdrawn as of the Expiration Date, we shall accept and purchase all of the Shares tendered in the initial offer period and may provide for a subsequent offering period (as contemplated by Rule 14d-11 under the Exchange Act) as long as providing for the subsequent offering period does not require the extension of the initial offer period under applicable rules and regulations of the Commission, which subsequent offering period shall not exceed twenty business days. In addition, the Common Share Offer Price and Preferred Share Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company. On or prior to the dates that we become obligated to accept for payment and pay for Shares pursuant to the Offer, Parent shall provide or cause to be provided to us the funds necessary to pay for all Shares that we become so obligated to accept for payment and pay for pursuant to the Offer.

     Company Actions. Pursuant to the Merger Agreement, the Company has agreed that on the date of the filing by Parent and us of the Offer Documents, it will file with the Commission and mail to its stockholders a Solicitation/Recommendation Statement on Schedule 14D-9 reflecting the recommendation of the Board of Directors of the Company that the holders of Shares tender their Shares pursuant to the Offer. The Schedule 14D-9 will set forth, and the Company represents, that the Company's Board of Directors, at a meeting duly called and held, has unanimously (i) determined by vote of its directors present at the meeting at which the Merger Agreement was approved that the transactions contemplated by the Merger Agreement, including each of the Offer, the Merger, the Tender Agreement and the Tender and Voting Agreement, are fair to and in the best interests of the Company and its stockholders, (ii) approved the Offer and approved and adopted the Merger Agreement and declared its advisability in accordance with the Nevada Revised Statutes, and (iii) recommended acceptance of the Offer and approval of the Merger Agreement by the Company's stockholders (if such approval is required by applicable law). The Company also represents that prior to the execution of the Merger Agreement, the Company's financial advisor has delivered to the Company's Board of Directors its written opinion that the consideration to be received for Shares pursuant to the Offer and the Merger is fair to the Company's stockholders from a financial point of view.

     Board Representation. The Merger Agreement provides that, promptly upon the payment by us for the Shares pursuant to the Offer and from time to time thereafter (provided, however, that we shall not be entitled to designate any members to the Board of Directors of the Company without owning a majority of the Common Shares and a majority of the Preferred Shares), we will be entitled to designate (i) such number of Class A directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of Class A directors on the Board of Directors of the Company (determined after giving effect to the directors elected pursuant to this provision) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent or its Affiliates (calculated on an as converted basis) bears to the total number of Shares then outstanding (calculated on an as converted basis), and (ii) such number of Class B directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of Class B directors on the Board of Directors of the Company (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Preferred Shares beneficially owned by Parent or its Affiliates bears to the total number of Preferred Shares then outstanding, and the Company shall, upon our request, promptly take all actions necessary to cause our designees to be so elected, including, if necessary, seeking the resignations of one or more existing directors, increasing the number of authorized directors or amending its bylaws; provided, however, that until the Effective Time, the Company's Board of Directors shall have at least two members who were directors of the Company on the date of the Merger Agreement and not employees of the Company (the "Independent Directors"), provided that if no Independent Directors remain, the other directors shall designate one person to fill one of the vacancies who shall be neither an employee of the Company nor an Affiliate of Parent and such person shall be deemed to be an Independent Director for purposes of the Merger Agreement. Upon our written request, the Company shall cause our designees to constitute the same percentage of representation as is on the Board of Directors of the Company after giving effect to this provision on (i) each committee of the Board of Directors of the Company; (ii) the Board of Directors of each Company Subsidiary (defined in the Merger Agreement as any and all corporations, partnerships, joint ventures, associations, limited liability companies and other entities controlled by the Company, directly or indirectly through one or more intermediaries); and (iii) each committee of each such board. These provisions shall not limit any rights that we, Parent or any of our Affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

     The Company's obligations to appoint our designees to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this provision of the Merger Agreement and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if we have not prior to the mailing of the Schedule 14D-9 designated directors or timely provided the requisite information) such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this provision. We and Parent will supply any information with respect to itself and its officers, directors and Affiliates required by such Section and Rule to the Company. Following the election or appointment of Parent's designees and prior to the Effective Time, any amendment or termination of the Merger Agreement by the Company, any extension of time for performance of any of the obligations of Parent or us under the Merger Agreement, any waiver of any condition or any of the Company's rights thereunder or other action by the Company adversely affecting the rights of the stockholders of the Company (other than us or our affiliates), requires the concurrence of the Independent Directors.

     The Merger. The Merger Agreement provides that at the Effective Time, we shall be merged with and into the Company. As a result of the Merger, our separate corporate existence shall cease and the Company shall continue as the Surviving Corporation and shall succeed to and assume all of our rights and obligations in accordance with the Nevada Revised Statutes.

     At the Effective Time, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be amended to be identical to our Articles of Incorporation and Bylaws as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be "OEI Resources, Inc."), in each case until duly amended in accordance with applicable law. Our directors and officers shall become the directors and officers of the Surviving Corporation at the Effective Time.

     Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares, each Share that is issued and outstanding (other than Shares owned by the Company as treasury stock, and any Shares owned by Parent, us, or any other wholly-owned subsidiary of Parent, which shall be cancelled, and Shares held by stockholders who have properly exercised appraisal rights under the Nevada Revised Statutes, if any) shall be cancelled and terminated and shall represent solely the right to receive from the Surviving Corporation in cash, without interest, the Common Share Offer Price (or any higher price paid for Common Shares in the Offer) or the Preferred Share Offer Price (or any higher price paid for Preferred Shares in the Offer) as applicable. Each share of our stock issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder of any of our shares, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

     Shares of Dissenting Stockholders. Notwithstanding any provision of the Merger Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by holders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing payment of the fair market value of such Shares in accordance with the

Nevada Revised Statutes (collectively, the "Dissenting Shares") shall be cancelled and terminated and shall represent solely the right to receive payment from the Surviving Corporation of the fair market value of such Shares held by them in accordance with the provisions of the Nevada Revised Statutes, except that all Dissenting Shares held by holders of Shares who shall have failed to perfect or who effectively shall have withdrawn or lost their rights for an appraisal of such Shares under the Nevada Revised Statutes shall thereupon be deemed to have been cancelled and terminated, as of the Effective Time, and shall represent solely the right to receive the Common Share Offer Price or the Preferred Offer Share Price, as applicable, upon surrender in the manner provided in Section 3.07 of the Merger Agreement of the certificate or certificates that formerly evidenced such Shares.

     The Company shall give to Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the Nevada Revised Statutes and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment of fair market value under the Nevada Revised Statutes. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands, or offer to settle, or settle, any such demands. Any amount payable to any holder of Shares exercising dissenters' rights shall be paid solely by the Surviving Corporation out of its own funds.

     See Section 15 -- "Certain Legal Matters" for additional information regarding appraisal rights.

     Stock Options. Each outstanding and unexercised option to purchase Common Shares ("Company Option") pursuant to each stock option and incentive plan of or sponsored by the Company (the "Company Option Plans"), that is fully vested and exercisable as of the consummation of the Offer shall be converted into an obligation of the Company to pay, and a right of the holder thereof to receive in full satisfaction of such Company Option, an amount in cash equal to the product of (i) the excess, if any, of the Common Share Offer Price over the exercise price thereof and (ii) the number of Common Shares subject to such Company Option (such payment to be net of withholding taxes) (the "Company Option Payments"). The Company shall take all actions necessary to cause the Company's employees and directors to consent, to the extent required, to the transactions contemplated by this provision no later than immediately prior to the time we accept Shares for payment pursuant to the Offer. Except as may be otherwise agreed to by Parent or us and the Company, as of the Effective Time,
(A) the Company Option Plans shall terminate, (B) the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of the Company Subsidiaries shall be deleted and (C) no holder of Company Options or any participant in the Company Option Plans or any other plans, programs or arrangements shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof. The Company and Parent agree that the Company Option Payments are the sole payments that will be made with respect to or in relation to the Company Options.

     With respect to each Company Option granted pursuant to the terms of a Company Option Plan that is not vested and exercisable as of the consummation of the Offer, the Company or the Surviving Corporation, as applicable, shall make the payment of the amount determined above at the time each such unvested Company Option would otherwise have become vested and exercisable subject to the satisfaction of the terms and conditions set forth in the applicable option award agreement and the Company Option Plan pursuant to which such Company Option was granted, or at such earlier date as may be determined by Parent in its sole and absolute discretion.

     Warrants. At the Effective Time, each warrant to purchase Common Shares that is then outstanding and exercisable (each a "Company Warrant"), shall be cancelled and converted into the right to receive cash in an amount equal to the product of (i) the excess, if any, of the Common Share Offer Price over the exercise price of such Company Warrant and (ii) the number of Common Shares previously subject to such Company Warrant immediately prior to its cancellation (such payment to be net of withholding taxes) (the "Company Warrant Payments"). The Company shall take all actions necessary to cause the holders of the Company Warrants to consent, to the extent required, to the transactions contemplated by this provision no later than immediately prior to the time we accept Shares for payment pursuant to the

Offer. The Company and Parent agree that the Company Warrant Payments are the sole payments that will be made with respect to or in relation to the Company Warrants.

     Representations and Warranties. In the Merger Agreement, the Company has made customary representations and warranties to us and to Parent, including, but not limited to, representations and warranties as to organization and qualification, subsidiaries, capital structure, authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby, required consents and approvals, filings made by the Company with the Commission under the Exchange Act (including financial statements included in the documents filed by the Company under that act), absence of material adverse changes, absence of litigation, material contracts, title to property, oil and gas operations, wells and equipment, reserve reports, hedging, employee benefit plans, environmental laws and regulations, intellectual property, tax matters, liability insurance, the inapplicability of certain state takeover statutes, engagement of brokers and finders and absence of bankruptcy. Some of the Company's representations are qualified by the limitation that, in order for the representation to have been breached, the event breaching the representation must have a Material Adverse Effect. A "Material Adverse Effect" means any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties or results of operations of the Company and the Company Subsidiaries taken as a whole; provided, that such term shall not include (i) changes in the market price and trading volume of the Company's securities or (ii) effects that are not applicable primarily to the Company resulting from market conditions generally in the oil and gas industry (including without limitation changes in commodities prices).

     We and Parent have also made customary representations and warranties to the Company, including, but not limited to, representations and warranties as to organization and authority of us and Parent to enter into the Merger Agreement and to consummate the transactions contemplated thereby, required consents and approvals, financing and engagement of brokers and finders.

     Required Stockholder Vote or Consent. The Company has represented to us that the only vote of the holders of any class or series of the Company's capital stock that will be necessary or required under the Merger Agreement, Nevada Revised Statutes or under applicable law to consummate the Merger and the other transactions contemplated by the Merger Agreement is the approval and adoption of the Merger Agreement by the holders of a majority of the votes entitled to be cast by holders of (a) the Common Shares and the Preferred Shares, voting together as a single class, with each Preferred Share entitling the holder thereof to the number of votes equal to the full number of Common Shares into which such Preferred Share is convertible on the record date for such vote, (b) the Common Shares, voting as a single class, and (c) the Preferred Shares, voting as a single class (the "Company Stockholders' Approval"). In the Merger Agreement, the Company also agreed that within four business days of the date of the Merger Agreement it would by action of its Board of Directors amend its bylaws such that the Company elects not to be subject to Sections 78.378 through 78.3793 of the NRS (which relate to "control shares"). See Section 15 -- "Certain Legal Matters".

     Stockholder Action. Following consummation of the Offer, if required by applicable law in order to consummate the Merger, the Company shall, in accordance with applicable law, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of securing the Company Stockholders' Approval. The date of any Company Stockholders' Meeting shall be set by the Board of Directors of the Company after consultation with, and on a date approved by, Parent, whose approval shall not be unreasonably withheld. The Board of Directors of the Company shall (i) distribute to its stockholders a proxy statement pursuant to Regulation 14A under the Exchange Act or, if applicable law and regulations do not so require, an information statement pursuant to Regulation 14C under the Exchange Act (the "Proxy Statement") in accordance with applicable federal and state law and with its Articles of Incorporation and Bylaws, which Proxy Statement shall contain
(A) the recommendation of the Board of Directors of the Company that its stockholders approve the Merger and adopt the Merger Agreement and the transactions contemplated hereby if proxies are solicited by the Company with respect to such vote and (B) the written opinion of Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, that the consideration to be received for the Shares pursuant to the Offer and the Merger is fair to the Company's stockholders from a financial point of view, (ii) cause the Company to use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of the Merger and adoption of the Merger Agreement and the transactions contemplated hereby and to secure the Company Stockholders' Approval, unless, in accordance with applicable law and the regulations of the Nasdaq Small Cap Market, such solicitation is not required to achieve approval of the Merger,
(iii) take all other action in their judgment necessary and appropriate to secure the Company Stockholders' Approval, and (iv) cooperate and consult with Parent with respect to each of the foregoing matters, all subject to the right of the Board of Directors of the Company to modify or withdraw its recommendation in the exercise of its fiduciary duties to the Company and its stockholders. Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, us or any other Company Subsidiaries in favor of the approval of the Merger and of the Merger Agreement.

     Covenants Relating to the Conduct of Business. During the period from the date of the Merger Agreement until the time of the closing of the Merger (except as provided in the Disclosure Letter or otherwise contemplated by the Merger Agreement), the Company has agreed that the businesses of the Company and the Company Subsidiaries will be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, and shall use reasonable efforts to preserve substantially intact their current business organization, keep available the services of their current employees and preserve their relationships with customers, contractholders and other persons having significant business relationships with the Company or any Company Subsidiary. The Company has also agreed that, except as otherwise expressly contemplated by the Merger Agreement or as reflected in the Disclosure Letter, during such period, the Company or any Company Subsidiary will not directly or indirectly do, or propose to do, any of the following, without the prior written consent of
Parent:

          (i) amend, propose to amend, or otherwise change its Articles of Incorporation or Bylaws or similar organizational documents;

          (ii) issue, sell, pledge, dispose of, grant, encumber, amend the terms of, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (A) any shares of capital stock of the Company or any Company Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company or any Company Subsidiary except the sale of capital stock of the Company in connection with the exercise of outstanding options or warrants or (B) any assets or properties of the Company or any Company Subsidiary, except the sales of Hydrocarbons in the ordinary course of business and in a manner consistent with past practice;

          (iii) declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to any of its capital stock except for Preferred Shares to be issued and cash to be paid as dividends on the Preferred Shares in accordance with the Company's Articles of Incorporation and Section 4.17 of the Preferred Stock Purchase Agreement;

          (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (v) (A) acquire or sell, lease, license, surrender, relinquish or otherwise dispose of (including, without limitation, by merger, consolidation or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than sales of Hydrocarbons in the ordinary course of business, consistent with past practice, and any other acquisitions for consideration which is not, in the aggregate, in excess of $250,000; (B) incur any Indebtedness for borrowed money, incur any trade debt, or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or other legal entity of any kind (a "Person") (other than the

     Company or a wholly owned Company Subsidiary), except for Indebtedness incurred in the ordinary course of business, consistent with past practice, in amounts not in excess of $250,000 in the aggregate; (C) make any loans or advances to any Person other than the Company or a wholly owned Company Subsidiary; (D) authorize or commit to any capital expenditure in excess of $250,000 in the aggregate per month, other than pursuant to any commitment as of January 18, 2001 disclosed in the Disclosure Letter; or (E) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this subsection (v);

          (vi) enter a new line of business or commence business operations in any country outside the United States;

          (vii) increase the compensation payable or to become payable to its officers or employees, except in the ordinary course of business and consistent with past practice, or grant any severance or termination pay to, or modify or enter into any employment or severance agreement with, any director, officer, employee or former employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (viii) change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such change required by U.S. GAAP;

          (ix) pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the consolidated balance sheet of the Company, dated as of September 30, 2000, included in the Financial Statements, or subsequently incurred in the ordinary course of business and consistent with past practice or in accordance with this provision, provided however, that in no event shall payments under this provision exceed individually, or in the aggregate, $250,000 without the express written consent of Parent.

          (x) settle any material Audit, make or change any material Tax election or file any material amended Tax Return;

          (xi) take any action that would give rise to a claim under the WARN Act or any similar state law or regulation because of a "plant closing" or "mass layoff" (each as defined in the WARN Act);

          (xii) enter into any futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities;

          (xiii) enter into any fixed price commodity sales agreements with a duration of more than three months;

          (xiv) take, or agree or commit to take, any action that would make any representation and warranty of the Company or any Company Subsidiary hereunder inaccurate in any respect at, or as of any time prior to, the closing of the Merger, or omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any time;

          (xv) (A) engage in any transaction (either acting alone or in conjunction with any Employee Plan or trust created thereunder) in connection with which the Company or any Company Subsidiary could be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (B) terminate any Employee Plan in a manner, or take any other action with respect to any Employee Plan, that could result in the liability of the Company or any Company Subsidiary to any person, (C) take any action that could adversely affect the qualification of any Employee Plan or its compliance with the applicable requirements of ERISA, (D) fail to make full payment when due of all amounts which, under the provisions of any Employee Plan, any agreement relating thereto or applicable law, the Company or any Company Subsidiary are required to pay as contributions thereto or (E) fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any Employee Plan; or

          (xvi) other than the consummation of the Merger, take any action that would cause adjustment to the conversion price of the Preferred Shares.

     No Solicitation. The Company has agreed in the Merger Agreement that, from the date of the Merger Agreement until its termination, the Company and the Company Subsidiaries will not and will not authorize their respective officers, directors, employees or other agents to, directly or indirectly, (i) take any action to solicit, initiate or encourage any offer or proposal for, or any indication of interest in, a merger or other business combination directly or indirectly involving the Company or any Company Subsidiary or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, any such party, other than transactions contemplated by the Merger Agreement (an "Acquisition Proposal") or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or the Company Subsidiaries, respectively, or afford access to their respective properties, books or records to any Person that may be considering making, or has made, an Acquisition Proposal. Nothing contained in this provision shall prohibit the Company and its Board of Directors from (i) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated by the Commission under the Exchange Act, or (ii) furnishing information, including without limitation nonpublic information to, or entering into negotiations with any Person that has indicated its willingness to make an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) such unsolicited bona fide Acquisition Proposal is made by a third party that the Board of Directors of the Company determines in good faith has the good faith intent to proceed with negotiations or consider, and financial and other capability to consummate, such Acquisition Proposal (taking into account among other things the legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal), (B) the Board of Directors of the Company, after consultation with outside legal counsel to the Company, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to stockholders imposed by applicable law, (C) contemporaneously with furnishing such information to, or entering into discussions or negotiations with, such Person, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and (D) the Company uses all reasonable efforts to keep Parent informed in all material respects of the status and terms of any such negotiations or discussions (including without limitation the identity of the Person with whom such negotiations or discussions are being held) and provides Parent copies of such written proposals and any amendments or revisions thereto or correspondence related thereto. The Company, the Company Subsidiaries, and their respective officers, directors, employees or other agents shall immediately cease any existing discussions or negotiations, if any, with any Persons conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal.

     Expenses. Except as set forth below under "Effect of Termination; Termination Fee," all Expenses (as defined in the Merger Agreement) incurred by the parties to the Merger Agreement shall be borne solely and entirely by the party that has incurred such Expenses; provided, however, that if the Merger Agreement is terminated for any reason, then the allocable share of Parent and the Company for all Expenses (including any fees and expenses of accountants, experts, and consultants, but excluding the fees and expenses of legal counsel and investment bankers) related to preparing, printing, filing and mailing the Offer Documents, the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Offer Documents and the Proxy Statement shall be allocated one-half each.

     Indemnification. For six years after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer or director of the Company or any

Company Subsidiary (each, an "Indemnified Party") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of the Surviving Corporation, which consent will not be unreasonably withheld)) arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time to the fullest extent permitted under Nevada law and the Surviving Corporation's Articles of Incorporation and Bylaws and the Company's written indemnification agreements in effect on the date of the Merger Agreement and listed in the Disclosure Letter, including provisions therein relating to the advancement of expenses incurred in the defense of any action or suit; provided, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims, provided that in no event shall the liability of Parent and the Surviving Corporation in the aggregate under this provision exceed $115 million.

     The Surviving Corporation shall also maintain the Company's existing officers' and directors' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Effective Time, but only to the extent related to actions or omissions prior to the Effective Time. The Surviving Corporation has the option to substitute for the existing D&O Insurance policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers, provided that the annual premiums to be paid with respect to the maintenance of such D&O Insurance during such six-year period shall not exceed two hundred percent (200%) of the premium paid by the Company for such D&O Insurance during the year ended December 31, 2000, it being agreed and understood that if such policies cannot be obtained at such cost, Parent shall cause the Surviving Corporation to obtain as much of such policies as can be obtained at a cost equal to such amount.

     The Articles of Incorporation and Bylaws of the Surviving Corporation and its subsidiaries shall contain provisions no less favorable with respect to indemnification than are currently set forth in the Bylaws of the Company and any Company Subsidiary, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were Indemnified Parties, unless such modification shall be required by Law. Notwithstanding the foregoing, the Surviving Corporation shall not be obligated to maintain the provisions of the Company's and the Company's Subsidiaries' Bylaws and Articles of Incorporation that provide for indemnification of directors and officers in their capacities as stockholders.

     Conditions Precedent. The obligations of the Company, Parent and us to consummate the Merger are subject to the satisfaction or waiver, in whole or in part (where permissible by applicable law), at or prior to the closing of the Merger, of each of the following conditions: (a) no Governmental Authority or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Laws or Governmental Order which is then in effect making the consummation of the Merger illegal or otherwise prohibit the consummation of the Merger; (b) if required by applicable law in order to consummate the Merger the Company Stockholders' Approval shall have been obtained, (c) Parent, us or our Affiliates shall have purchased Shares pursuant to the Offer; and (d) all approvals of Governmental Authorities necessary to consummate the Merger and other transactions contemplated therein shall have been received and shall be in effect at the Effective Time.

     Termination. The Merger Agreement provides that it may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the Company's stockholders:

          (i) by the mutual written consent of Parent and the Company;

          (ii) by either Parent or the Company if the Effective Time shall not have occurred on or before May 31, 2001; provided that the party seeking to terminate the Merger Agreement shall not have breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before May 31, 2001;

          (iii) by the Company if there has been a material breach by us or Parent of any representation, warranty, covenant or agreement set forth in the Merger Agreement which breach (if susceptible to cure) has not been cured in all material respects within five business days following receipt by us or Parent of notice of such breach;

          (iv) by either Parent or the Company if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, the Common Shares or Preferred Shares pursuant to the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate the Merger Agreement shall have used its reasonable best efforts to remove or lift such order, decree or ruling;

          (v) by Parent, if (i) the Board of Directors of the Company (A) withdraws, modifies or changes (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Merger Agreement or the Merger in a manner adverse to Parent or shall have resolved to do any of the foregoing, (B) shall have recommended to the stockholders of the Company any Acquisition Proposal or resolved to do so or (C) shall have failed to reaffirm publicly and unconditionally its recommendation to the Company's stockholders that they tender their Shares in the Offer, which public reaffirmation must be made within five days after Parent's written request to do so; or (ii) the Minimum Condition shall not have been satisfied by the Expiration Date and (A) a third party shall have made or caused to be made an Acquisition Proposal, or (B) any "group" (as defined in Section 13(d)(3) of the Exchange Act) or Person (including the Company or any of its Affiliates), other than Parent or any of its Affiliates, shall have become the beneficial owner of more than 50% of the Common Shares or 50% of the Preferred Shares; provided, however, the current ownership of Shares by the Company's stockholders who are party to either the Tender Agreement or the Tender and Voting Agreement shall not be deemed to trigger this clause
     (B);

          (vi) by the Company, if, prior to the acceptance of and payment for the Shares pursuant to the Offer, the Company's Board of Directors shall have determined to recommend a Superior Proposal and the Company makes the payment of the Termination Fee and Expense Fee (each as defined below) as required under the Merger Agreement. For purposes of the Merger Agreement, "Superior Proposal" means an unsolicited bona fide proposal made by a third party relating to an Acquisition Proposal on terms that the Board of Directors of the Company determines it cannot reject in favor of the Offer and the Merger, based on applicable fiduciary duties and after consultation with the Company's outside counsel (taking into account among other things the legal, financial, regulatory and other aspects of the Acquisition Proposal, the Person making such Acquisition Proposal, the likelihood of consummation and the time required to complete such transaction); provided, however, that the Company shall not be permitted to terminate the Merger Agreement pursuant to this provision unless it has complied with Section
     6.08 of the Merger Agreement (relating to non-solicitation) and used all reasonable efforts to provide Parent with two business days prior written notice of its intent to so terminate the Merger Agreement together with a detailed summary of the terms and conditions of such Acquisition Proposal; provided further, that prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with Parent to make such adjustments in the terms and conditions of the Merger Agreement as would enable the Company to proceed with the transactions contemplated herein, and it is acknowledged by Parent that such negotiations with Parent shall be conducted in a manner consistent with the fiduciary duties of the Company's Board of Directors;

          (vii) by the Company if (i) we fail to commence the Offer in violation of the Merger Agreement (relating to the Offer), provided, however, that the Company may not terminate the Merger Agreement pursuant to this provision if the Company has materially breached the Merger Agreement, or
     (ii) we fail to purchase validly tendered Shares in violation of the terms of the Merger Agreement;

          (viii) by Parent or the Company if the Offer is terminated or withdrawn or shall have expired pursuant to its terms without any Shares being purchased thereunder; provided, however, that neither Parent nor the Company may terminate the Merger Agreement pursuant to this provision if such party (or in the case of Parent, we) shall have materially breached the Agreement; or

          (ix) by Parent if the Company shall have breached any of its representations or warranties in the Merger Agreement which breach would give rise to the failure of the condition set forth in clause (e) of the conditions of the Offer (see Section 14 -- "Certain Conditions to Our Obligations") to be satisfied or if, prior to consummation of the Offer, the Company shall have failed to perform its covenants or other agreements contained in the Merger Agreement which failure to perform would give rise to the failure of the condition set forth in clause (e) of the conditions of the Offer (see Section 14 -- "Certain Conditions to Our Obligations") to be satisfied, which breach or failure to perform is incapable of being cured or has not been cured by the date that is five business days following written notice thereof to the Company from Parent.

     Effect of Termination; Termination Fee. In the event of termination of the Merger Agreement pursuant to the above provisions, all obligations of the parties shall terminate, except the obligations of the parties pursuant to certain provisions of the Merger Agreement, provided that nothing shall relieve any party from liability for any breaches of the Merger Agreement. In the event that the Merger Agreement is terminated pursuant to clause (v)(i) under "Termination" above (other than clause (v)(i)(A) if no Acquisition Proposal shall have been publicly announced or disclosed) or clause (vi) under "Termination" above, then the Company shall promptly (and in any event within one Business Day after such termination or, in the case of any such termination by the Company, prior to such termination) pay Parent an amount equal to (i) a termination fee of $5,200,000 (the "Termination Fee"), provided, however, that in no event shall more than one Termination Fee be payable by the Company plus
(ii) Parent's aggregate Expenses up to $500,000 (the "Expense Fee"). In the event that the Merger Agreement is terminated pursuant to clause (v)(i)(A) under "Termination" above (if no Acquisition Proposal shall have been publicly announced or disclosed) and within 12 months of the date of termination of the Merger Agreement a transaction constituting an Acquisition Proposal is consummated, the Company shall, prior to or simultaneously with the consummation of such transaction, pay Parent the Termination Fee and the Expense Fee. In the event that the Merger Agreement is terminated pursuant to clause (v)(ii) hereof and within 12 months of the date of termination of the Merger Agreement either
(A) a transaction constituting an Acquisition Proposal is consummated or (B) any "group" (as defined in Section 13(d)(3) of the Exchange Act) or Person (including the Company or any of its Affiliates), other than Parent or any of its Affiliates, shall have become the beneficial owner of more than 50% of the Common Shares or 50% of the Preferred Shares, the Company shall, prior to or simultaneously with the consummation of such transaction or the acquisition of such Common Shares or Preferred Shares, pay Parent the Termination Fee and the Expense Fee; provided, however, the current ownership of Shares by the Company's stockholders who are party to either the Tender Agreement or the Tender and Voting Agreement shall not be deemed to trigger this clause (B); and provided further that the acquisition of additional Preferred Shares by any of the current holders of Preferred Shares by virtue of a transfer or purchase of such Preferred Shares from another current holder of Preferred Shares shall not be deemed to trigger this clause (B). In no event shall the Company be obligated to pay more than one Termination Fee and Expense Fee pursuant to this provision of the Merger Agreement.

     Amendment. The Merger Agreement may not be amended or modified except (a) by an instrument in writing signed by each of, or on behalf of each of, the parties or (b) by a waiver in accordance with the waiver provisions of the Merger Agreement.

TENDER AND VOTING AGREEMENT

     General. As a condition of our willingness to enter into the Merger Agreement, we required that each of the Selling Stockholders set forth therein enter into the Tender and Voting Agreement. Such Selling Stockholders beneficially own an aggregate of 3,386,796 outstanding Common Shares and

2,801,055 outstanding Preferred Shares (representing approximately 42.2% of the Common Shares and 93.6% of the Preferred Shares outstanding on January 18, 2001, on a fully diluted basis). Such Selling Stockholders also own, as of such date, Company Options and Company Warrants exercisable for an aggregate of 757,529 Common Shares. The following Selling Stockholders, together with their respective numbers of outstanding Shares subject thereto, are the parties to the Tender and Voting Agreement: V&C Energy Limited Partnership -- 1,378,050 Common Shares and 456,250 Preferred Shares; Quantum Energy Partners, LP -- 2,075,663 Preferred Shares; Jerry M. Crews -- 279,903 Common Shares and 6,250 Preferred Shares; Francis M. Mury -- 110,582 Common Shares; Robert E. LaJoie -- 140,417 Common Shares; Richard J. Glover -- 158,584 Common Shares; The Lincoln National Life Insurance Co. -- 516,942 Common Shares; EnCap Equity 1996 Limited Partnership -- 320,904 Common Shares and 159,059 Preferred Shares; Energy Capital Investment Company PLC -- 106,968 Common Shares and 103,783 Preferred Shares; and First Union Capital Partners, Inc. -- 374,446 Common Shares. In addition, as of January 18, 2001, Mr. Crews holds Company Options exercisable for 121,000 Common Shares, Mr. Mury holds Company Options exercisable for 121,100 Common Shares and Mr. LaJoie holds Company Options exercisable for 33,700 Common Shares. Also as of such date, The Lincoln National Life Insurance Co. holds Company Warrants exercisable for 293,471 Common Shares and First Union Capital Partners, Inc. holds Company Warrants exercisable for 188,158 Common Shares. Mr. Crews is an executive vice president, secretary and director of the Company. Mr. Mury is an executive vice president of the Company. Mr. LaJoie is a director of the Company.

     Agreement to Tender. Pursuant to the Tender and Voting Agreement, each Selling Stockholder has agreed, severally (and not jointly), to validly tender (or cause the record owner of such Tender Shares to validly tender), pursuant to and in accordance with the terms of the Offer, as soon as practicable after commencement of the Offer but in no event later than ten business days after the date of commencement of the Offer, all Common Shares and Preferred Shares legally or beneficially owned by such Selling Stockholder on the date of the Tender and Voting Agreement, together with any Shares acquired after such date and prior to the termination of the Offer, whether upon the exercise of the Company Options, Company Warrants, conversion of convertible securities or otherwise (collectively, the "Tender Shares") by physical delivery of the certificates for such Tender Shares and to not withdraw such Tender Shares, except following termination of the Offer pursuant to its terms. Any Preferred Shares tendered pursuant to this provision and acquired pursuant to the Offer include all rights associated with such Shares, including but not limited to all cash and non-cash dividends, distributions, rights, other Shares or other securities issued, paid or distributed, issuable, payable or distributable in respect thereof on or after the date of the Tender and Voting Agreement (including without limitation, with respect to the Preferred Shares, rights to dividends pursuant to Section 4.17 of the Preferred Stock Purchase Agreement). Each Selling Stockholder has agreed and acknowledged that it will have no rights to dividends on its Preferred Shares payable on or at any time subsequent to the purchase of such Preferred Shares pursuant to the Offer.

     Voting Agreement. During the time the Tender and Voting Agreement is in effect, each Selling Stockholder has agreed (severally and not jointly) that at any meeting of the stockholders of the Company, however called, or in any other circumstance in which the vote, consent or approval of stockholders of the Company is sought, such Selling Stockholder shall (i) vote the Tender Shares to approve and vote in favor of the Merger Agreement; (ii) vote the Tender Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) vote the Tender Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger or the Offer, including, but not limited to: (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (2) a sale or transfer of a material amount of assets of the Company or any of the Company Subsidiaries or a reorganization, recapitalization or liquidation of the Company and the Company Subsidiaries; (3) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by Purchaser; (4) any material change in the present capitalization or dividend policy of the Company; or (5) any other material change in the Company's corporate structure or business.

     Grant of Irrevocable Proxy. Each Selling Stockholder has irrevocably granted to, and appointed Parent such Selling Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Selling Stockholder, to vote the Tender Shares to approve and vote in favor of the Offer, the Merger Agreement and the transactions contemplated by the Merger Agreement, against any Acquisition Proposal and otherwise as contemplated by the provisions of the Tender and Voting Agreement relating to voting.

     No Disposition of Selling Stockholders' Shares and No Acquisition of Shares. Each Selling Stockholder severally (and not jointly) covenants and agrees that, except as contemplated by the Tender and Voting Agreement and the Merger Agreement, such Selling Stockholder will not (i) except to us, transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Company Options, Company Warrants or Tender Shares or any interest therein, (ii) except with Parent, enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Company Options, Company Warrants or Tender Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Company Options, Company Warrants or Tender Shares, (iv) deposit any Company Options, Company Warrants or Tender Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Tender Shares, (v) with respect to any Selling Stockholder that is a holder of Preferred Shares, (A) elect, under
Section 3(C) of the Designation of Preferences, Limitations and Rights of Series A Convertible Preferred Stock of the Company (the "Designation"), to have the Offer or Merger or any of the transactions contemplated hereby or thereby treated as a Liquidation (as defined in the Designation) or (B) convert any Preferred Shares held by such Selling Stockholder into any other series or class of securities of the Company or (vi) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement or which would make any representation or warranty of such Selling Stockholder hereunder untrue or incorrect.

     No Solicitation. Each Selling Stockholder severally (and not jointly) has agreed that it shall not, and shall not permit or authorize any of its affiliates, representatives or agents to, directly or indirectly, encourage, solicit, explore, participate in or initiate discussions or negotiations with, or provide or disclose any information to, any Person or group (other than Parent, us or any of our affiliates or representatives) concerning any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Offer, the Merger or any other transactions contemplated by the Merger Agreement. Each Stockholder has also agreed to immediately cease any existing activities, discussions or negotiations with any parties conducted prior to the execution of the Tender and Voting Agreement with respect to any Acquisition Proposal. From and after the execution of the Tender and Voting Agreement, each Stockholder shall immediately advise Parent in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to an Acquisition Proposal, identify the offeror and furnish to Parent a copy of any such proposal or inquiry, if it is in writing, or a written summary of any oral proposal or inquiry relating to an Acquisition Proposal. Such Selling Stockholder shall promptly advise Parent in writing of any development relating to such proposal, including the results of any discussions or negotiations with respect thereto. Any action taken by the Company or any member of the Board of Directors of the Company including, if applicable, any representative of any Selling Stockholder acting in such capacity, in accordance with the second sentence of Section 6.08 of the Merger Agreement (relating to non-solicitation) shall be deemed not to violate this provision of the Tender and Voting Agreement.

     Waiver of Appraisal Rights. Each Stockholder has waived any rights of appraisal or rights to dissent from the Merger that it may have.

     Payment for Tender Shares in Excess of the Common Share Offer Price or the Preferred Share Offer Price. Each Selling Stockholder has severally (and not jointly) agreed that, if the Merger Agreement is terminated pursuant to Section 8.01(e) or (f) of the Merger Agreement, fifty percent (50%) of any incremental value such Stockholder actually receives for its equity in the Company (including but not limited to any Shares, Company Options and Company Warrants beneficially owned by such Stockholder) resulting from or attributable to an Acquisition Proposal (other than with us or Parent) that is entered into or consummated within six months of the termination of the Merger Agreement that exceeds $8.25 per Common Share or $18.04 per Preferred Share (100% of such excess amount with respect to the Common Shares, Company Options, Company Warrants and the Preferred Shares, as applicable, collectively referred to as the "Excess Amount") shall belong to Parent. Each Selling Stockholder severally (and not jointly) accordingly agrees to hold in trust for the benefit of Parent, and to remit to Parent (in the same form of consideration as received by Stockholder) within three business days of any receipt thereof, fifty percent (50%) of any Excess Amount or Amounts that such Stockholder actually receives from any Person.

     Transfer of Options and Warrants. The Tender and Voting Agreement also provides that each Selling Stockholder holding Company Options or Company Warrants has agreed severally (and not jointly) that so long as the Tender and Voting Agreement remains in effect, such Selling Stockholder (for purposes of this section an "Optionholder") will not transfer or exercise any Company Options or Company Warrants held by such Optionholder except to an Affiliate of such Stockholder that becomes a party to the Tender and Voting Agreement or a similar agreement; provided, however, that at the Effective Time each Optionholder has agreed to accept an amount in respect of such Company Options equal to the Company Option Payments, and each such Company Option will thereafter be cancelled; and an amount in respect of such Company Warrants equal to the Company Warrant Payments, and each such Company Warrant will thereafter be cancelled. Nothing in the Tender and Voting Agreement will limit the ability of the holders of the Company Options or Company Warrants to exercise such securities in accordance with their terms, provided that such holder tenders the Common Shares issued upon exercise thereof in the Offer.

     Waiver of Certain Put Rights. Certain Selling Stockholders of the Company, Energy Capital Investment Company, PLC, EnCap Equity 1996 Limited Partnership, and First Union Capital Partners, Inc., have the right to require the Company to repurchase certain securities of the Company pursuant to agreements with the Company. Subject to the termination provisions of the Voting and Tender Agreement, such Selling Stockholders have waived such put rights.

     Waiver of Management Rights. One of the Selling Stockholders, V&C Energy Limited Partnership, who may have certain special rights relating to the management and future activities of the Company and its Affiliates (the "Management Rights"), including but not limited to the right to participate in acquisitions and dispositions of the Company, its Affiliates, and of various assets, interests or other properties by the Company or its Affiliates, has, subject to the termination provisions of the Voting and Tender Agreement, irrevocably waived the Management Rights and agreed that neither Parent, us nor the Surviving Corporation will have any continuing obligation to such stockholder with respect to such Management Rights or any similar special right to control or effect the affairs or activities of the Surviving Corporation or its Affiliates.

     Representations and Warranties. The Tender and Voting Agreement contains customary representations and warranties by each Selling Stockholder severally (and not jointly) to Parent and us, including those relating to (i) the ownership and title to Shares, and the absence of liens or encumbrances, (ii) authority to enter into and perform obligations under the Tender and Voting Agreement, (iii) noncontravention and enforceability, and (iv) the absence of finder's fees.

TENDER AGREEMENT

     As a condition of our willingness to enter into the Merger Agreement, we required that each of the Selling Stockholders set forth therein enter into the Tender Agreement. Such Selling Stockholders beneficially own an aggregate of 300,779 outstanding Common Shares and 190,460 outstanding Preferred Shares (representing approximately 3.7% of the Common Shares and 6.4% of the Preferred Shares outstanding on January 18, 2001, on a fully diluted basis). In addition, as of January 18, 2001, such Selling Stockholders own Company Options exercisable for an aggregate of 242,200 Common Shares. The provisions of the Tender Agreement are substantially similar to the terms and conditions of the Tender and

Voting Agreement, except that the Selling Stockholders party to the Tender Agreement make no representations or agreements regarding the voting of, or the granting of an irrevocable proxy in connection with the voting of, the Tender Shares in favor of the Offer, the Merger and other transactions. The following Selling Stockholders, together with their respective numbers of outstanding Shares subject thereto, are parties to the Tender Agreement: El Paso Capital Investment Company LLC -- 152,291 Preferred Shares; Thomas A. Reiser -- 48,304 Common Shares and 6,919 Preferred Shares; Paul B. David -- 57,257 Common Shares and 18,750 Preferred Shares; Peggy C. Simpson -- 50,646 Common Shares; Frank A. Lodzinski -- 40,000 Common Shares; T.W. Hoehn, III -- 104,572 Common Shares; and Arthur L. Smith -- 12,500 Preferred Shares. In addition, as of January 18, 2001, Mr. Reiser holds Company Options for 28,083 Common Shares, Mr. David holds Company Options for 22,467 Common Shares, Ms. Simpson holds Company Options for 59,317 Common Shares and Mr. Lodzinski holds Company Options for 132,333 Common Shares. Mr. Reiser is a director of the Company. Mr. Lodzinski is President, Chief Executive Officer and a director of the Company. Mr. Hoehn is a director of the Company.

CONFIDENTIALITY AGREEMENTS

     On October 30, 2000, Parent and the Company entered into a Confidentiality Agreement (the "October Confidentiality Agreement") pursuant to which the Company agreed to supply certain information to Parent and Parent agreed to treat such information as confidential and to use such information solely in connection with the evaluation of a possible transaction with the Company. Parent and the Company entered into an additional Confidentiality Agreement dated December 18, 2000 (together with the October Confidentiality Agreement, the "Confidentiality Agreements,"), pursuant to which Parent agreed to supply certain information to the Company and the Company agreed to treat such information as confidential and to use such information solely in connection with the evaluation of a possible transaction with Parent.

     Under the Merger Agreement, Parent and the Company agreed to hold in confidence all nonpublic information until such time as such information is otherwise publicly available. If the Merger Agreement is terminated, each party will deliver to the other all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of the Merger Agreement or in connection with the Merger Agreement, whether so obtained before or after the execution of the Merger Agreement. Notwithstanding the foregoing, the Confidentiality Agreements shall survive the execution and delivery of this Agreement.

     14. CERTAIN CONDITIONS TO OUR OBLIGATIONS. Notwithstanding any other provisions of the Offer, we shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to our obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), pay for any tendered Shares and, subject to the terms of the Merger Agreement, may terminate or amend the Offer, if (i) the Minimum Condition has not been satisfied, or (ii) at any time on or after the date of the Merger Agreement and prior to the time of payment for any Shares any of the following conditions shall exist or be determined by us to have occurred:

          (a) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, ruling, judgment, order or injunction enacted, enforced, promulgated, proposed, amended, issued or deemed applicable to the Offer by any United States federal, state, local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (each, a "Governmental Authority") that could reasonably be expected to directly or indirectly: (1) make the acceptance for payment of, or payment for or purchase of all or a substantial number of the Shares pursuant to the Offer, illegal, or otherwise restrict or prohibit the making of the Offer or the consummation of the Offer or the Merger, (2) result in a significant delay in or restrict our ability to accept for payment, pay for or purchase all or a substantial number of the Shares pursuant to the Offer or to effect the Merger, (3) render us unable to accept for payment or pay for or purchase all or a substantial number of the Shares pursuant to the Offer,
     (4) prohibit or
     materially limit the ownership or operation by Parent or us of all or a portion of the business or assets of the Company and the Company Subsidiaries or compel Parent or us to dispose of or hold separately all or a portion of the business or assets of Parent or any of its subsidiaries or us or the Company and the Company Subsidiaries, or seek to impose a limitation on the ability of Parent, any of its subsidiaries or us to conduct our business or own such assets, (5) impose a limitation on the ability of Parent or us effectively to acquire, hold or exercise full rights of ownership of the Shares, including the right to vote any Shares acquired or owned by us or Parent on an equal basis with all other Shares on all matters properly presented to the Company's stockholders, (6) require divestiture by Parent or us of Shares, (7) impose any limitations on the ability of Parent or us effectively to control the business or operations of the Company and the Company Subsidiaries or (8) which would otherwise reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or Parent Material Adverse Effect (as defined below); or

          (b)(i) there shall be instituted or pending any action, proceeding or counterclaim seeking any of the consequences referred to in clauses (1) through (8) of paragraph (a) above, or (ii) there shall have been threatened any action, proceeding or counterclaim seeking any of the consequences referred to in clauses (1) through (8) of paragraph (a) above that, in the good faith judgment of Parent, has a reasonable probability of success, or

          (c)(i) it shall have been publicly disclosed or we shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph (c) as set forth in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the outstanding Common Shares or more than 50% of the outstanding Preferred Shares has been acquired by any Person other than Parent and us and except for any Person having such beneficial ownership as of the date of the Merger Agreement, (ii) the Board of Directors of the Company (A) withdraws, modifies or changes (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Merger Agreement or the Merger in a manner adverse to Parent, (B) shall have recommended to the stockholders of the Company any Acquisition Proposal, or (C) shall have failed to reaffirm publicly and unconditionally its recommendation to the Company's stockholders that they tender their Shares in the Offer, which public reaffirmation must be made within five days after Parent's written request to do so, (iii) a third party shall have entered into a definitive agreement or a written agreement in principle with the Company with respect to an Acquisition Proposal, or (iv) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or

          (d) the Merger Agreement shall have been terminated in accordance with its terms, or the Company and we and Parent shall have reached an agreement that the Offer or the Merger Agreement be terminated; or

          (e)(i) any of the representations and warranties of the Company set forth in Sections 4.02 and 4.03 of the Merger Agreement (relating to capitalization and Company subsidiaries, respectively) shall not be true and correct as if such representations and warranties were made at the time of such determination (except as to any such representation or warranty that speaks as of a specific date, which must be untrue or incorrect as of such date); (ii) the representations and warranties of the Company set forth in Section 4.16 of the Merger Agreement (relating to environmental matters) shall not be true and correct as if such representations and warranties were made at the time of such determination and the cost of correcting the breach of such representations and warranties shall be in excess of $6.0 million in the aggregate; (iii) any of the other representations and warranties of the Company set forth in the Merger Agreement, when read without any exception or qualification as to materiality or reference to Material Adverse Effect, shall not be true and correct as if such representations and warranties were made at the time of such determination (except as to any such representation and warranty which speaks as of a specific date, which must be untrue or incorrect as of such date) except where the failure to be so true and correct would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (iv) the Company shall have breached or failed to observe or perform in any material respect any of its material covenants under the Merger Agreement, which breach has not been cured in all material respects within five business days following receipt by the Company of written notice of such breach; or

          (f) any approvals or consents (other than the filing of a certificate of merger or approval by the stockholders of the Company of the Merger if required by the Nevada Revised Statutes) required to be filed, or obtained by the Company or any of its subsidiaries in connection with the execution and delivery of the Merger Agreement, the Offer and the consummation of the transactions contemplated by the Merger Agreement shall not have been filed or obtained except where the failure to obtain such approval or consent would not reasonably be expected to have a Material Adverse Effect; or

          (g) there shall have occurred, and continued to exist, (1) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq Small-Cap Market, (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or a material limitation (whether or not mandatory) by any Governmental Authority on the extension of credit by banks or other lending institutions, or (3) in the case of any of the foregoing clauses existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

          (h) since the date of the Merger Agreement there shall have occurred any event, change, effect or development that, individually or when considered together with any other event, change, effect or development, has had or would have a Material Adverse Effect; or

          (i) There shall exist any Material Title Failure (as defined in the Merger Agreement) having a value in excess of $6.0 million.

     The foregoing conditions (including those set forth in clauses (i), (ii) and (iii) of the initial paragraph) are for our benefit and the benefit of Parent and may be asserted by us or by Parent regardless of the circumstances giving rise to any such conditions and other than clauses (i) and (ii) may be waived by us or Parent, in whole or in part, at any time and from time to time in their reasonable discretion, in each case, subject to the terms of the Merger Agreement. The conditions in clauses (i) and (ii) of the initial paragraph may not be waived without the written consent of the Company. The failure by us or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     A "Parent Material Adverse Effect" means any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties, or results of operations of Parent and Parent's subsidiaries taken as a whole; provided, that such term shall not include effects that are not applicable primarily to Parent resulting from market conditions generally in the oil and gas industry (including without limitation changes in commodities prices).

     15. CERTAIN LEGAL MATTERS.

     General. Except as set forth in this Section 15, we are not aware of any approval or other action by any governmental or administrative agency which would be required for the acquisition or ownership of Shares as contemplated herein. Should any such approval or other action be required, it will be sought, but we have no current intention to delay the purchase of Shares tendered pursuant to the Offer pending the outcome of any such matter, subject, however, to our right to decline to purchase Shares if any of the conditions specified in
Section 14 -- "Certain Conditions to Our Obligations" shall have occurred. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions, or that adverse consequences might not result to the Company's business or that certain parts of the Company's business might not have to be disposed of if any such approvals were not obtained or other action taken.

     Appraisal Rights. Appraisal rights are not available in connection with the Offer. Shares outstanding immediately prior to the Effective Time and which are (i) held by holders of Shares who shall have not voted in favor of the Merger or consented to the Merger in writing and (ii) who shall have demanded properly in writing payment of the fair market value of such Shares in accordance with Section 92A.420 of the Nevada Revised Statutes (collectively, the "Dissenting Shares") shall be cancelled and terminated and shall represent solely the right to receive payment from the Surviving Corporation of the fair market value of such Shares held by them in accordance with the provisions of the Nevada Revised Statutes. Such rights to dissent, if the statutory procedures are complied with, could lead to a judicial determination of the fair value of the Dissenting Shares immediately before the effectuation of the Merger (excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable), required to be paid in cash to such dissenting holders for their Shares. In addition, such dissenting stockholders would be entitled to receive payment of interest from the date of consummation of the Merger on the amount determined to be the fair value of their Dissenting Shares at the average rate currently paid by the Company on its principal bank loans or, if it has no bank loans, at the rate that is fair and equitable under all of the circumstances.

     However, holders of Shares who shall have failed to perfect or who effectively shall have withdrawn or lost their rights for an appraisal of such shares under the Nevada Revised Statutes shall thereupon have such shares be deemed to have been cancelled and terminated, as of the Effective Time, and shall represent solely the right to receive the Common Share Offer Price or the Preferred Share Offer Price as provided in Section 3.06 of the Merger Agreement, as applicable, upon surrender of the certificate or certificates that formerly evidenced such Shares in the manner provided in Section 3.07 of the Merger Agreement.

     The Company will give to Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the Nevada Revised Statutes and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment of fair market value under the Nevada Revised Statutes. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands, or offer to settle, or settle, any such demands. Any amount payable to any holder of Shares exercising dissenters' rights shall be paid solely by the Surviving Corporation out of its own funds.

     Nevada State Takeover Laws. Chapter 78 of the Nevada Revised Statutes contains two separate "anti-takeover" statutory provisions: the "Acquisition of Controlling Interest" statutes (NRS 78.378 through 78.3793, inclusive) and the "Combinations with Interested Stockholders" statutes (NRS 78.411 through 78.444, inclusive).

     The Acquisition of Controlling Interests statutes generally provide that "control shares" of an "issuing corporation" acquired by any "acquiring person" shall have voting rights in those "control shares" only to the extent conferred by a vote of the stockholders of the issuing corporation. An "issuing corporation" is a corporation that is organized under the laws of Nevada, has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and does business in Nevada directly or through an affiliated corporation. The Acquisition of Controlling Interests statutes do not apply if the Articles of Incorporation or Bylaws of the issuing corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that said provisions do not apply. The Company, pursuant to the Merger Agreement, amended its Bylaws to provide that the provisions of the Acquisition of Controlling Interest statutes do not apply to the Company.

     The Combinations with Interested Stockholders statutes generally prohibit the merger of a "resident domestic corporation" (i.e., a Nevada corporation that has 200 or more stockholders of record) with an "interested stockholder" for a three-year period unless the board of directors approves such stockholder's "acquisition" of shares in advance. One becomes an "interested stockholder" of a corporation by beneficially owning, directly or indirectly, ten percent (10%) or more of the voting power of the outstanding voting shares of that corporation. Pursuant to NRS 78.414(3), a person or entity (and its affiliates and associates) will be considered a "beneficial owner" of shares beneficially owned by another person or entity if there is any written or other agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of the shares. However, the prohibitions of the Combinations with Interested Stockholders Statutes do not apply to the Offer, the Merger Agreement, the Tender and

Voting Agreement or the Tender Agreement or the transactions contemplated thereby, since the Company's board of directors has approved the Offer, the Merger, the Tender and Voting Agreement and the Tender Agreement, and the transactions contemplated thereby prior to the date of such agreements and the commencement of the Offer.

     Other State Takeover Laws. A number of other states have adopted laws and regulations applicable to attempts to acquire securities of corporations which are incorporated, or have substantial assets, stockholders, principal executive offices or principal places of business, or whose business operations otherwise have substantial economic effects, in such states. In Edgar v. MITE Corp., in l982, the Supreme Court of the United States (the "U.S. Supreme Court") invalidated on constitutional grounds the Illinois Business Takeover statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987, in CTS Corp. v. Dynamics Corp. of America, the U.S. Supreme Court held that the State of Indiana may, as a matter of corporate law and, in particular, with respect to those aspects of corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining stockholders. The state law before the U.S. Supreme Court was by its terms applicable only to corporations that had a substantial number of stockholders in the state and were incorporated there. Subsequently, a number of federal courts have ruled that various state takeover statutes were unconstitutional insofar as they apply to corporations incorporated outside the state of enactment.

     The Company conducts business in a number of states throughout the United States, some of which have enacted takeover laws. We do not know whether any of these laws will, by their terms, apply to the Offer or the Merger and we have not attempted to comply with any such laws. Should any person seek to apply any state takeover law, we will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws is applicable to the Offer or the Merger, and an appropriate court does not determine that such laws are inapplicable or invalid as applied to the Offer, we might be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, we might be unable to accept for payment any Shares tendered pursuant to the Offer, or be delayed in continuing or consummating the Offer and the Merger. In such case, we may not be obligated to accept for payment any Shares tendered. See
Section 14 -- "Certain Conditions to Our Obligations."

     Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules that have been promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice and the FTC and certain waiting period requirements have been satisfied. The purchase of Shares pursuant to the Offer and the subsequent Merger are not subject to such requirements.

     16. FEES AND EXPENSES. Neither we nor Parent, nor any officer, director, stockholder, agent or other representative of Parent or us, will pay any fees or commissions to any broker, dealer or other person (other than the Information Agent) for soliciting tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies and other nominees will, upon request, be reimbursed by us for customary mailing and handling expenses incurred by them in forwarding materials to their customers.

     We have retained Georgeson Shareholder Communications Inc., as Information Agent, and EquiServe Trust Company, N.A., as Depositary, in connection with the Offer. The Information Agent and the Depositary will receive reasonable and customary compensation for their services hereunder and reimbursement for their reasonable out-of-pocket expenses. The Information Agent and the Depositary will also be indemnified by us against certain liabilities in connection with the Offer. The Information Agent may contact holders of Shares by mail, telex, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offer to beneficial owners of Shares.

     17. MISCELLANEOUS. We are not aware nor is Parent aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If either we or Parent become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Common Shares and Preferred Shares, we and Parent will make a good faith effort to comply with that state statute. If, after a good faith effort, we and Parent cannot comply with the state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of the Common Shares and Preferred Shares in that state.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON OUR BEHALF OR ON PARENT'S BEHALF OTHER THAN AS CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL AND, IF ANY SUCH INFORMATION OR REPRESENTATION IS GIVEN OR MADE, IT SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     We have filed with the Commission a Schedule TO, pursuant to Section 14(d)(1) of the Exchange Act and Rule 14d-3 promulgated thereunder, furnishing certain information with respect to the Offer. Such Schedule TO, and any amendments thereto, including exhibits, may be examined and copies may be obtained at the same places and in the same manner as set forth with respect to the Company in Section 8 -- "Certain Information Concerning the Company" (except that they will not be available at the regional offices of the Commission).

                                            OEI ACQUISITION CORP.

January 24, 2001

                                                                      SCHEDULE I

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                             PARENT AND THE OFFEROR

     1. Directors and Executive Officers of Parent. The following table sets forth the name, business address and present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each Director and Executive Officer of Parent. Unless otherwise indicated, each such person is a citizen of the United States, and each occupation set forth opposite an individual's name refers to employment with Parent. Neither Parent nor any of the individuals listed below has been convicted in a criminal proceeding in the past five years. In addition, neither Parent nor any of the individuals listed below was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal and state securities laws.

                                                          INDIVIDUAL PRINCIPAL OCCUPATION OR
NAME AND BUSINESS ADDRESS           OFFICE                     EMPLOYMENT (PRESENT/PAST)
-------------------------           ------                ----------------------------------
James T. Hackett           Chairman of the Board,     Chairman of the Board, President and Chief
c/o Ocean Energy, Inc.     Director, President and    Executive Officer of the Company. Director,
1001 Fannin, Suite 1600    Chief Executive Officer    New Jersey Resources Corporation, Kaiser
Houston, Texas 77002-6714                             Aluminum Corp. and Temple-Inland Corp.
                                                      Director of the Company since 1998.
                                                      President and Chief Executive Officer since
                                                      March 1999 and Chairman of the Board since
                                                      January 2000; President and Chief Executive
                                                      Officer of Parent from September 1998 and
                                                      Chairman of the Board of Parent from
                                                      January 1999 to March 1999; Group President
                                                      of Duke Energy's unregulated operations and
                                                      Executive Vice President of Panenergy from
                                                      January 1996 to September 1998. Prior to
                                                      joining Duke Energy, he was Senior Vice
                                                      President of NGC Corporation (formerly
                                                      Natural Gas Clearinghouse) and President of
                                                      NGC's gathering, processing and liquids
                                                      marketing division. He became Executive
                                                      Vice President, partner and a member of the
                                                      management committee of Natural Gas
                                                      Clearinghouse in 1993.
William L. Transier        Executive Vice President   Executive Vice President and Chief
c/o Ocean Energy, Inc.     and Chief Financial        Financial Officer since March 1999;
1001 Fannin, Suite 1600    Officer                    Executive Vice President and Chief
Houston, Texas 77002-6714                             Financial Officer of Parent from September
                                                      1998 to March 1999; Senior Vice President
                                                      and Chief Financial Officer of Parent from
                                                      May 1996 to September 1998; For the
                                                      previous 20 years, he held a variety of
                                                      positions at KPMG LLP including partner
                                                      from July 1986 until April 1996.

                                                          INDIVIDUAL PRINCIPAL OCCUPATION OR
NAME AND BUSINESS ADDRESS           OFFICE                     EMPLOYMENT (PRESENT/PAST)
-------------------------           ------                ----------------------------------
Robert K. Reeves           Executive Vice             Executive Vice President, General Counsel
c/o Ocean Energy, Inc.     President, General         and Secretary since March 1999; Executive
1001 Fannin, Suite 1600    Counsel and Secretary      Vice President, General Counsel and
Houston, Texas 77002-6714                             Secretary of OEI (predecessor to Parent)
                                                      from June 1997 to March 1999; Senior Vice
                                                      President, General Counsel and Secretary of
                                                      OEI (predecessor to Parent) from May 1994
                                                      to June 1997.
John D. Schiller, Jr.      Executive Vice             Executive Vice President, Operations since
c/o Ocean Energy, Inc.     President, Operations      March 2000; Senior Vice President, North
1001 Fannin, Suite 1600                               America Onshore and International
Houston, Texas 77002-6714                             Operations from March 1999 to March 2000;
                                                      Senior Vice President, Operations of Parent
                                                      from September 1998 to March 1999;
                                                      Production Manager -- Gulf Coast Division
                                                      of Burlington Resources from October 1997
                                                      to August 1998; Engineering Manager -
                                                      Offshore Division of Burlington Resources
                                                      from April 1994 to September 1997.
William S. Flores, Jr.     Senior Vice President,     Senior Vice President, Drilling since March
c/o Ocean Energy, Inc.     Drilling                   1999; Vice President, Drilling of OEI
1001 Fannin, Suite 1600                               (predecessor to Parent) from March 1998 to
Houston, Texas 77002-6714                             March 1999; Vice President, Operations of
                                                      OEI (predecessor to Parent) from August
                                                      1993 to March 1998.
Scott A. Griffiths         Senior Vice President of   Senior Vice President of International
c/o Ocean Energy, Inc.     International              Exploration since March 1999; Senior Vice
1001 Fannin, Suite 1600    Exploration                President Domestic Exploration of Parent
Houston, Texas 77002-6714                             from September 1998 to March 1999; Vice
                                                      President Domestic Exploration of Parent
                                                      from May 1997 to September 1998; Vice
                                                      President of Domestic Exploration of Parent
                                                      from October 1996 to May 1997; Vice
                                                      President of Exploration of Global Natural
                                                      Resources from 1992 to October 1996.
Stephen A. Thorington      Senior Vice President,     Senior Vice President, Finance, Treasury
c/o Ocean Energy, Inc.     Finance, Treasury and      and Corporate Development since March 1999;
1001 Fannin, Suite 1600    Corporate Development      Vice President, Finance and Treasurer of
Houston, Texas 77002-6714                             Parent from May 1996 to March 1999;
                                                      Managing Director of Chase Securities Inc.
                                                      from April 1994 to May 1996.
Bruce W. Busmire           Vice President, Investor   Vice President, Investor Relations since
c/o Ocean Energy, Inc.     Relations                  February 2000; Controller of Altura Energy
1001 Fannin, Suite 1600                               Ltd. From March 1997 to January 2000; For
Houston, Texas 77002-6714                             the previous 16 years, Mr. Busmire held a
                                                      variety of positions in finance, accounting
                                                      and investor relations at Amoco
                                                      Corporation.

                                                          INDIVIDUAL PRINCIPAL OCCUPATION OR
NAME AND BUSINESS ADDRESS           OFFICE                     EMPLOYMENT (PRESENT/PAST)
-------------------------           ------                ----------------------------------
Mario M. Coll, III         Vice President,            Vice President, Operational Planning and
c/o Ocean Energy, Inc.     Operational Planning and   Chief Information Officer since October
1001 Fannin, Suite 1600    Chief Information          1999; Vice President, Operational Planning
Houston, Texas 77002-6714  Officer                    from March 1999 to October 1999; Vice
                                                      President, Planning -- Corporate and
                                                      International of OEI (predecessor to
                                                      Parent) from April 1998 to March 1999;
                                                      Business Planning Coordinator of OEI
                                                      (predecessor to Parent) from September 1996
                                                      to April 1998; From March 1987 to September
                                                      1996, Mr. Coll held a variety of positions
                                                      in engineering and business development at
                                                      Mobil Exploration and Producing U.S., Inc
                                                      and Mobil New Business Development.
Peggy T. d'Hemecourt       Vice President, Human      Vice President, Human Resources since March
c/o Ocean Energy, Inc.     Resources                  1999; Director, Human Resources of OEI
1001 Fannin, Suite 1600                               (predecessor to Parent) from March 1998 to
Houston, Texas 77002-6714                             February 1999; Vice President, Human
                                                      Resources of UMC Petroleum Corporation from
                                                      April 1997 to February 1998; Director,
                                                      Human Resources of United Meridian
                                                      Corporation ("UMC") from January 1996 to
                                                      March 1997; From 1974 to 1994, Ms.
                                                      d'Hemecourt held a variety of positions in
                                                      Human Resources at Baroid Corporation.
Gordon L. McConnell        Vice President and         Vice President and Controller of the
c/o Ocean Energy, Inc.     Controller                 Company since March 1999; Vice President
1001 Fannin, Suite 1600                               and Controller of Parent from November 1996
Houston, Texas 77002-6714                             to March 1999; Vice President -- Accounting
                                                      of Global Natural Resources from January
                                                      1996 to November 1996; Controller of Global
                                                      Natural Resources from July 1993 to January
                                                      1996.
John J. Patton             Vice President and         Vice President and Associate General
c/o Ocean Energy, Inc.     Associate General          Counsel, since September 1999; Vice
1001 Fannin, Suite 1600    Counsel                    President and Assistant General
Houston, Texas 77002-6714                             Counsel -- International of OEI
                                                      (predecessor to Parent) from March 1998 to
                                                      March 1999; Senior Vice President and
                                                      General Counsel of UMC from April 1995 to
                                                      March 1998.
Janice Aston White         Vice President,            Vice President, Corporate Communications
c/o Ocean Energy, Inc.     Corporate Communications   since December 2000; Director, Corporate
1001 Fannin, Suite 1600                               Communications of Parent from November 1999
Houston, Texas 77002-6714                             to December 2000. From January 1997 to
                                                      November 1999, Ms. White owned an
                                                      independent public relations firm, Acclaim
                                                      Communications. From September 1983 to
                                                      September 1996, Ms. White held various
                                                      corporate communications positions at
                                                      Tenneco Inc. and its subsidiaries.

                                                          INDIVIDUAL PRINCIPAL OCCUPATION OR
NAME AND BUSINESS ADDRESS           OFFICE                     EMPLOYMENT (PRESENT/PAST)
-------------------------           ------                ----------------------------------
Andrew J. Sheu             Vice President, Tax        Vice President, Tax since March 1999;
c/o Ocean Energy, Inc.                                Assistant Vice President, Tax of Parent
1001 Fannin, Suite 1600                               from January 1998 to March 1999; Director,
Houston, Texas 77002-6714                             Tax of Torch Energy Advisors, Inc. from
                                                      December 1995 to January 1998. Tax Senior
                                                      Manager at KPMG LLP from July 1991 to
                                                      November 1995.
Winston M. Talbert         Assistant Treasurer,       Assistant Treasurer, Corporate Finance
c/o Ocean Energy, Inc.     Corporate Finance          since October 1999; Assistant Treasurer of
1001 Fannin, Suite 1600                               PennzEnergy Company from November 1998 to
Houston, Texas 77002-6714                             October 1999; Manager, International
                                                      Finance of Pennzoil Company from December
                                                      1996 to November 1998; Manager, Corporate
                                                      Development & Finance of Brown & Root from
                                                      February 1996 to December 1996; Business
                                                      Development Manager of Destec Europe March
                                                      1994 to February 1996.
Frank D. Willoughby        Vice President,            Vice President, Financial Planning since
c/o Ocean Energy, Inc.     Financial Planning         March 1999; Prior to the merger of Parent
1001 Fannin, Suite 1600                               and Ocean Energy, Inc., a Delaware
Houston, Texas 77002-6714                             corporation, Mr. Willoughby held various
                                                      financial positions with OEI (predecessor
                                                      to Parent), including Treasurer and
                                                      Controller.
Carl E. Volke              Vice President,            Vice President, Administration since March
c/o Ocean Energy, Inc.     Administration             1999; Vice President, Administration of
1001 Fannin, Suite 1600                               Parent from November 1996 to March 1999;
Houston, Texas 77002-6714                             Director, Administration of Parent from
                                                      November 1986 to November 1996.
J. Evans Attwell           Director                   Director of the Company since 1974; Retired
                                                      Managing Partner, Vinson & Elkins L.L.P;
                                                      Director, American General Corporation.
Barry J. Galt              Director                   Director of the Company since 1983;
                                                      Director, StanCorp Financial Group, Inc.,
                                                      Trinity Industries, Inc. and Friede Goldman
                                                      Halter, Inc.
Elvis L. Mason             Director                   Principal, Elvis Mason & Associates, Inc.
                                                      Consulting and Advisory Services. Director
                                                      of OEI and a predecessor entity, United
                                                      Meridian Corporation ("UMC"), from 1987
                                                      until election as a director of the Company
                                                      in March 1999.
David K. Newbigging        Director                   Chairman, Friends' Provident Life Office,
                                                      Thistle Hotels plc and Faupel Trading Group
                                                      plc. Director, Merrill Lynch & Co., Inc.
                                                      and Paccar Inc. Director of OEI and a
                                                      predecessor entity, UMC, from 1987 until
                                                      election as a director of the Company in
                                                      March 1999.
Dee S. Osborne             Director                   Director of the Company since 1983;
                                                      President, Crest Investment Company
                                                      (investments); Director, EOTT Energy Corp.
                                                      (the general partner of EOTT Energy
                                                      Partners, L.P.).

                                                          INDIVIDUAL PRINCIPAL OCCUPATION OR
NAME AND BUSINESS ADDRESS           OFFICE                     EMPLOYMENT (PRESENT/PAST)
-------------------------           ------                ----------------------------------
Milton Carroll             Director                   Director of the Company since 1997;
                                                      Chairman of the Board and Chief Executive
                                                      Officer, Instrument Products, Inc.;
                                                      Director, Health Care Service Corporation,
                                                      Reliant Energy, Inc. and TEPPCO Partners,
                                                      LP.
Thomas D. Clark, Jr.       Director                   Ourso Distinguished Professor of Business
                                                      and Dean of College of Business
                                                      Administration at Louisiana State
                                                      University. Director of OEI from 1997 until
                                                      election as a director of the Company in
                                                      March 1999.
Peter J. Fluor             Director                   Director of the Company since 1980;
                                                      President and Chief Executive Officer,
                                                      Texas Crude Energy, Inc. (independent oil
                                                      and gas company); Director, Fluor
                                                      Corporation.
Robert L. Howard           Director                   Retired Vice President of Domestic
                                                      Operations, Exploration and Production,
                                                      Shell Oil Company. Director, Southwestern
                                                      Energy Company and McDermott International
                                                      Inc. Director of OEI and a predecessor
                                                      entity, UMC, from 1996 until election as a
                                                      director of the Company in March 1999.
Charles F. Mitchell, M.D.  Director                   Otolaryngologist and facial plastic
                                                      surgeon. Director of OEI from 1995 until
                                                      election as a director of the Company in
                                                      March 1999.
John B. Brock              Director                   Director, Southwest Bank of Texas,
                                                      Southwest Bancorporation of Texas, Inc.,
                                                      St. Luke's Episcopal Health System and St.
                                                      Luke's Episcopal Hospital. Director of OEI
                                                      and a predecessor entity, UMC, from 1989
                                                      until election as a director of the Company
                                                      in March 1999.

     2. Directors and Executive Officers of the Offeror. The following table sets forth the name, business address and present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each Director and Executive Officer of the Offeror. Unless otherwise indicated, each such person is a citizen of the United States. Neither the Offeror nor any of the individuals listed below has been convicted in a criminal proceeding in the past five years. In addition, neither the Offeror nor any of the individuals listed below was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal and state securities laws.

                                                          INDIVIDUAL PRINCIPAL OCCUPATION OR
NAME AND BUSINESS ADDRESS           OFFICE                     EMPLOYMENT (PRESENT/PAST)
-------------------------           ------                ----------------------------------
James T. Hackett           Chairman of the Board,     Chairman of the Board, President, Director
c/o Ocean Energy, Inc.     Director, President and    and Chief Executive Officer of Offeror
1001 Fannin, Suite 1600    Chief Executive Officer    since 2001. Chairman of the Board,
Houston, Texas 77002-6714                             President and Chief Executive Officer of
                                                      Parent. Director, New Jersey Resources
                                                      Corporation, Kaiser Aluminum Corp. and
                                                      Temple-Inland Corp. Director of Parent
                                                      since 1998. President and Chief Executive
                                                      Officer of Parent since March 1999 and
                                                      Chairman of the Board of Parent since
                                                      January 2000; President and Chief Executive
                                                      Officer of Parent from September 1998 and
                                                      Chairman of the Board of Parent from
                                                      January 1999 to March 1999; Group President
                                                      of Duke Energy's unregulated operations and
                                                      Executive Vice President of Panenergy from
                                                      January 1996 to September 1998. Prior to
                                                      joining Duke Energy, he was Senior Vice
                                                      President of NGC Corporation (formerly
                                                      Natural Gas Clearinghouse) and President of
                                                      NGC's gathering, processing and liquids
                                                      marketing division. He became Executive
                                                      Vice President, partner and a member of the
                                                      management committee of Natural Gas
                                                      Clearinghouse in 1993.
William L. Transier        Executive Vice             Executive Vice President, Chief Financial
c/o Ocean Energy, Inc.     President, Chief           Officer and Director of Offeror since 2001.
1001 Fannin, Suite 1600    Financial Officer, and     Executive Vice President and Chief
Houston, Texas 77002-6714  Director                   Financial Officer of Parent since March
                                                      1999; Executive Vice President and Chief
                                                      Financial Officer of Parent from September
                                                      1998 to March 1999; Senior Vice President
                                                      and Chief Financial Officer of Parent from
                                                      May 1996 to September 1998; For the
                                                      previous 20 years, he held a variety of
                                                      positions at KPMG LLP including partner
                                                      from July 1986 until April 1996.
Robert K. Reeves           Executive Vice             Executive Vice President, General Counsel,
c/o Ocean Energy, Inc.     President, General         Secretary and Director of Offeror since
1001 Fannin, Suite 1600    Counsel, Secretary and     2001. Executive Vice President, General
Houston, Texas 77002-6714  Director                   Counsel and Secretary of Parent since March
                                                      1999; Executive Vice President, General
                                                      Counsel and Secretary of OEI (predecessor
                                                      to Parent) from June 1997 to March 1999;
                                                      Senior Vice President, General Counsel and
                                                      Secretary of OEI (predecessor to Parent)
                                                      from May 1994 to June 1997.

                                                          INDIVIDUAL PRINCIPAL OCCUPATION OR
NAME AND BUSINESS ADDRESS           OFFICE                     EMPLOYMENT (PRESENT/PAST)
-------------------------           ------                ----------------------------------
John D. Schiller, Jr.      Executive Vice             Executive Vice President -- Operations and
c/o Ocean Energy, Inc.     President -- Operations    Director of Offeror since 2001. Executive
1001 Fannin, Suite 1600    and Director               Vice President -- Operations of Parent
Houston, Texas 77002-6714                             since March 2000; Senior Vice President,
                                                      North America Onshore and International
                                                      Operations of Parent from March 1999 to
                                                      March 2000; Senior Vice President,
                                                      Operations of Parent from September 1998 to
                                                      March 1999; Production Manager -- Gulf
                                                      Coast Division of Burlington Resources from
                                                      October 1997 to August 1998; Engineering
                                                      Manager - Offshore Division of Burlington
                                                      Resources from April 1994 to September
                                                      1997.

     Facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, certificates evidencing Shares and any other required documents should be sent or delivered by each stockholder or its broker, dealer, commercial bank or other nominee to the Depositary as follows:

                        The Depositary for the Offer is:

                         EQUISERVE TRUST COMPANY, N.A.

                   By Mail:                                       By Hand:
        EquiServe Trust Company, N.A.                       Boston EquiServe LP
              Corporate Actions                c/o Securities Transfer & Reporting Services,
                P.O. Box 43014                                      Inc.
          Providence, RI 02940-3014                     100 William Street, Galleria
                                                             New York, NY 10038

          By Facsimile Transmission:                       By Overnight Courier:
                (781) 575-2233                         EquiServe Trust Company, N.A.
        Investor Relations Telephone:                        Corporate Actions
                (781) 575-3120                               150 Royall Street
                                                              Canton, MA 02021

     Questions or requests for assistance may be directed to the Information Agent at the addresses and telephone number set forth below. Additional copies of this Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent and will be furnished promptly at the Offeror's expense. A stockholder may also contact its broker, dealer, commercial bank or trust company for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                [GEORGESON SHAREHOLDER COMMUNICATIONS INC. LOGO]

                          17 State Street, 10th Floor
                               New York, NY 10004
                 Banks and Brokers Call Collect (212) 440-9800
                    All Others Call Toll-Free (800) 223-2064